EXHIBIT 4.11

ALBERTSON’S HOLDINGS LLC and

SATURN ACQUISITION MERGER SUB, INC.,

as Issuers

and the Guarantors party hereto from time to time

7.750% Senior Secured Notes due 2022

INDENTURE

Dated as of October 23, 2014

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee and Notes Collateral Agent

Appendix A	–	Provisions Relating to Securities

EXHIBIT INDEX

Exhibit A	–	Security
Exhibit B	–	Form of Transferee Letter of Representation
Exhibit C	–	Form of Initial Escrow Release Date Supplemental Indenture
Exhibit D	–	Form of Supplemental Indenture

INDENTURE, dated as of October 23, 2014, among ALBERTSON’S HOLDINGS LLC, a Delaware limited liability company (the “Company”), SATURN ACQUISITION MERGER SUB, INC., a Delaware corporation (“Merger Sub” or “Co-Issuer”, and together with the Company, each an “Issuer” and collectively, the “Issuers”), the Guarantors from time to time party hereto, and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, together with its successors and assigns in such capacity, the “Trustee”) and as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, each of the Issuers has duly authorized the execution and delivery of this Indenture;

WHEREAS, on the Issue Date thereof, the proceeds of the Original Securities will be deposited into the Escrow Account pending, among other things, the closing of the Safeway Acquisition;

WHEREAS, substantially concurrently with the closing of the Safeway Acquisition, (a) a portion of the Escrowed Property will be released from the Escrow Account to fund a portion of the consideration payable in connection with the Safeway Acquisition, (b) Merger Sub will be merged with and into Safeway Inc. (“Safeway”), which will be the surviving corporation and (c) the Company, Safeway, the Subsidiary Guarantors and the Trustee shall execute the Initial Escrow Release Date Supplemental Indenture, pursuant to which, among other things, (i) the obligations of Merger Sub with respect to the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observation of each covenant and agreement under this Indenture on the part of Merger Sub to be performed or observed will become obligations of Safeway, (ii) the obligations of the Issuers will be unconditionally guaranteed by the Guarantors, and (iii) the covenants contained in this Indenture shall become effective.

NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) $1,145,000,000 aggregate principal amount of the Issuers’ 7.750% Senior Secured Notes due October 15, 2022 (the “Original Securities”) issued on the date hereof and (b) any Additional Securities that may be issued after the date hereof in the form of Exhibit A (all such securities in clauses (a) and (b) being referred to collectively as the “Securities”). Subject to the conditions and compliance with the covenants set forth herein, the Issuers may issue an unlimited aggregate principal amount of Additional Securities.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“2016 Notes” means Safeway’s 3.40% Senior Notes due December 2016.

“2017 Notes” means Safeway’s 6.35% Senior Notes due August 2017.

“2019 Notes” means Safeway’s 5.00% Senior Notes due August 2019.

“2020 Notes” means Safeway’s 3.95% Senior Notes due August 2020.

“2021 Notes” means Safeway’s 4.75% Senior Notes due December 2021.

“2027 Notes” means Safeway’s 7.45% Senior Debentures due September 2027.

“2031 Notes” means Safeway’s 7.25% Senior Debentures due 2031.

“ABL/Cash Flow Intercreditor Agreement” means that certain intercreditor agreement to be entered into on or prior to the Initial Escrow Release Date by and among the Notes Collateral Agent, the Term Loan Collateral Agent and the ABL Collateral Agent, as the same may be amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“ABL Collateral Agent” means Bank of America, N.A., in its capacity as collateral agent for the lenders and other secured parties under the ABL Facility, together with its successors and permitted assigns under the ABL Facility.

“ABL Facility” means (i) the revolving credit facility to be entered into on or prior to the Initial Escrow Release Date by and among the Issuers, the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the other agents from time to time party thereto as the same may be in effect from time to time and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, exchanges or refinancings thereof and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, any other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund, refinance, extend, renew, restate, amend, supplement or modify any part of the loans, notes, other credit facilities or commitments thereunder, including any such exchanged, replacement, refunding, refinancing, extended, renewed, restated, amended, supplemented or modified facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.03) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder or otherwise alters the terms and conditions thereof and whether by the same or any other agent, lender or group of lenders.

“ABL Obligations” means the “Secured Obligations” as defined in the ABL Facility.

“ABL Priority Collateral” shall have the meaning assigned to it in the ABL/Cash Flow Intercreditor Agreement.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person (a) is merged with or into (or consolidated or otherwise combined with the Company or any Restricted Subsidiary) or (b) became a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person,

in each case, including Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by such Person, or such asset was acquired by such Person, as applicable.

“Additional Assets” means:

(1) any property or assets (other than Equity Interests) used or to be used by the Company, a Restricted Subsidiary or otherwise useful in a Similar Business (it being understood that capital expenditures on property or assets already used in a Similar Business or to replace any property or assets that are the subject of such asset disposition shall be deemed an investment in Additional Assets);

(2) the Equity Interests of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

(3) any Permitted Investment.

“Additional Escrow Release Date” has the meaning set forth in the Escrow Agreement.

“Additional First Lien Obligations” means any Indebtedness having Pari Passu Lien Priority relative to the Indebtedness Incurred under the Term Loan Facility with respect to the Collateral; provided that an authorized representative of the holders of such Indebtedness shall have executed a joinder to each of the Intercreditor Agreements.

“Additional Officers’ Certificate” means the “Additional Officers’ Certificate” as defined in the Escrow Agreement.

“Additional Second Lien Obligations” means any Indebtedness, permitted to be Incurred under this Indenture, having Pari Passu Lien Priority relative to the Securities with respect to the Collateral; provided that the holders of such Indebtedness or their agent, trustee or authorized representative shall have entered into a joinder to the Security Agreement and any other applicable Security Document.

“Additional Securities” means Securities issued from time to time under this Indenture subsequent to the Issue Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Albertson’s Group” means, collectively, the Company and its Subsidiaries.

“Appendix” means Appendix A attached hereto.

“Applicable Premium” means, with respect to any Security on any applicable redemption date, the greater of:

(1) 1.0% of the then outstanding principal amount of the Security; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Securities, at October 15, 2017 as set forth in Paragraph 5 of the applicable Security plus (ii) all required interest payments due on such Security through October 15, 2017 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Security,

in each case, as calculated by the Company or on behalf of the Company by such Persons as the Company may designate.

The Trustee shall not be responsible for calculating or verifying the calculation of the Applicable Premium.

“ASC” means the Accounting Standards Codification, including any renumbering of such standards or any successor or replacement section or sections promulgated by the Financial Accounting Standards Board.

“Asset Sale” means the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Company or any Restricted Subsidiary of the Company (in each case, other than Equity Interests of the Company and other than to the Company or another Restricted Subsidiary of the Company) (each referred to in this definition as a “disposition”), other than:

(a) a disposition of cash, Cash Equivalents or Investment Grade Securities;

(b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.04;

(d) any disposition of assets of the Company or any Restricted Subsidiary or disposition of Equity Interests of any Restricted Subsidiary in a single transaction or series of related transactions with an aggregate Fair Market Value of less than $25 million;

(e) any disposition of Excluded Assets (or the Equity Interests of Persons substantially all of the assets of which constitute Excluded Assets);

(f) dispositions of assets received by the Company or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

(g) any disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h) dispositions of inventory and other assets in the ordinary course of business (including the lapse and abandonment of intellectual property) or dispositions of obsolete or surplus assets, worn out assets or assets no longer useful in the conduct of business of the Company and its Restricted Subsidiaries;

(i) the lease, assignment or sublease of any real or personal property consistent with past practice;

(j) a sale of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing or in factoring or similar transactions;

(k) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(l) any exchange of assets for assets (including a combination of assets and Cash Equivalents) related to a Similar Business of comparable or greater market value or usefulness to the business of the Company and its Restricted Subsidiaries as a whole, as determined in good faith by the Company;

(m) the grant of any license or sublicense of patents, trademarks, know-how and any other intellectual property or other general intangibles;

(n) the sale of any property in a Sale/Leaseback Transaction within six months of the acquisition of such property;

(o) the sale of the Eastern Division (as defined in the Offering Memorandum) to NAI (as defined in the Offering Memorandum) as described in the Offering Memorandum;

(p) divestitures required in connection with the Safeway Acquisition;

(q) dispositions in connection with the granting or enforcement of Permitted Liens;

(r) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(s) any disposition of the Equity Interests in Casa Ley (as defined in the Offering Memorandum);

(t) the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

(u) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(v) (i) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased) and (iii) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(w) dispositions of Investments in joint ventures or similar entities to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties to such joint venture set forth in joint venture arrangements and similar binding arrangements;

(x) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(y) the unwinding of any Hedging Obligations pursuant to its terms.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership or limited liability company, the board of directors or other governing body of the general partner or managing member of such Person) or any duly authorized committee thereof.

“Borrowing Base” means the sum of (1) 90% of the book value (calculated in accordance with GAAP) of the accounts receivable of the Company and its Restricted Subsidiaries, (2) 70% of the book value (calculated in accordance with GAAP) of the inventory of the Company and its Restricted Subsidiaries and (3) 100% of the Unrestricted Cash of the Company and its Restricted Subsidiaries, in each case as shown on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City, or with respect to payments, the place of payment.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Company or any Subsidiary Guarantor as described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1) U.S. Dollars, pounds sterling, euros, the national currency of any participating member state of the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the government of the United States or any country that is a member of the European Union or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, or the foreign currency equivalent thereof, and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than the Sponsor or any of its Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition; and

(8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“CF Debt Priority Collateral” shall have the meaning assigned to it in the ABL/Cash Flow Intercreditor Agreement.

“Change of Control” means the occurrence of any of the following events:

(i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders, and other than any transaction in compliance with Section 5.01 where the Successor Company is a Wholly Owned Subsidiary of a direct or indirect parent of the Company;

(ii) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Company or any direct or indirect parent of the Company; or

(iii) the Company ceases to directly or indirectly own 100% of the capital stock of the Co-Issuer.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement. Notwithstanding the foregoing, no Specified Merger/Transfer Transaction shall constitute a Change of Control.

“Change of Control Tender Offer” means one or more offers by Safeway, required to be made as a result of the Safeway Acquisition, to repurchase any of its outstanding 2019 Notes, 2020 Notes and 2021 Notes at a cash purchase price equal to 101% of the outstanding principal amount thereof, plus accrued and unpaid interest.

“Co-Issuer” means, (i) prior to consummation of the Safeway Acquisition, Merger Sub, and (ii) immediately following consummation of the Safeway Acquisition, Safeway.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the assets and property of the Issuers or any Guarantor, whether real, personal or mixed securing or purported to secure any Second Lien Obligations.

“Collateral Agent” means (1) in the case of any Term Loan Obligations, the Term Loan Collateral Agent and (2) in the case of any Additional First Lien Obligations, the collateral agent, administrative agent or the trustee with respect thereto.

“Company” means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.

“consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary shall be accounted for as an Investment.

“Consolidated Interest Expense” means, with respect to any Person for any period, the result, without duplication, of (a) the sum of:

(i) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, excluding amortization of deferred financing fees and expensing of any bridge or other financing fees, the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of the Company’s outstanding Indebtedness and commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Financing), and

(ii) the portion of rent expense with respect to such period under Capitalized Lease Obligations that is treated as interest in accordance with GAAP, in each case of or by such Person for such period, all as determined on a consolidated basis in accordance with GAAP, less (b) interest income for such period; provided that, for purposes of calculating Consolidated Interest Expense, no effect shall be given to the discount and/or premium resulting from the bifurcation of derivatives under ASC 815 and related interpretations as a result of the terms of the Indebtedness to which such Consolidated Interest Expense relates.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1) any net after-tax extraordinary, nonrecurring or unusual gains or losses or income or expenses, including, without limitation, any expenses related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses, any severance or relocation expenses and fees, curtailments or modifications to pension or post-retirement employee benefit plans, restructuring, recapitalization, facility opening or closing or integration and synergy costs, expenses or charges related to any issuance of equity, Investment, acquisition or Indebtedness permitted to be Incurred by this Indenture (in each case, whether or not successful), including the sale of the Securities and the other Transactions, shall be excluded;

(2) any increase in amortization or depreciation or any one-time non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting in connection with any acquisition that is consummated on or after the Initial Escrow Release Date (including the Safeway Acquisition), shall be excluded;

(3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

(5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Company) shall be excluded;

(6) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;

(7) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8) an amount equal to the amount of Tax Distributions actually made to the holders of Capital Stock of such Person or any parent company of such Person in respect of such period in accordance with Section 4.04(b)(xii) shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(9) any non-cash impairment charges or asset write-off resulting from the application of ASC 350 and 360, and the amortization of intangibles arising pursuant to ASC 805, shall be excluded;

(10) any non-cash compensation expense realized from employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries or direct or indirect parent entities shall be excluded;

(11) (a) (i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by ASC 815 shall be excluded;

(12) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of ASC 830 shall be excluded;

(13) any (a) severance or relocation costs or expenses, (b) one-time compensation charges, (c) costs and expenses after the Initial Escrow Release Date related to employment of terminated employees, or (d) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Initial Escrow Release Date of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded; and

(14) solely for the purpose of determining the amount available for Restricted Payments under Section 4.04(a)(3)(A), the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that (x) the net loss of any such Restricted Subsidiary shall be included therein and (y) the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Company or a Restricted Subsidiary of the Company to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Sections 4.04(a)(3)(E) and (F).

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization, impairment, compensation, rent and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, including non-cash charges resulting from purchase accounting, in connection with the Transactions or any acquisition or disposition after the Issue Date, but excluding (i) any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period and (ii) the non-cash impact of recording the change in fair value of any embedded derivatives under ASC 815 and related interpretations as a result of the terms of any agreement or instrument to which such Consolidated Non-cash Charges relate.

“Consolidated Taxes” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, provision for taxes based on income, profits or capital, including, without limitation, state franchise and similar taxes, and including an amount equal to the amount of tax distributions actually made to the holders of Capital Stock of such Person or any direct or indirect parent of such Person in respect of such period in accordance with Section 4.04(b)(xii) which shall be included as though such amounts had been paid as income taxes directly by such Person.

“Contribution Indebtedness” means Indebtedness, Disqualified Stock or Preferred Stock of the Issuers or any Guarantor in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Issuers or such Guarantor after the Initial Escrow Release Date, provided that:

(1) such Contribution Indebtedness shall be Indebtedness with a Stated Maturity later than the Stated Maturity of the Securities, and

(2) such Contribution Indebtedness (a) is Incurred within 210 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the Incurrence date thereof.

“Credit Agreements” means (i) the ABL Facility and (ii) the Term Loan Facility.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any direct or indirect parent company of the Company, as applicable (other than Disqualified Stock), that is issued for cash (other than to the Company or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries to the extent funded by the Company and its Restricted Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on or prior to the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.04(a)(3).

“Disinterested Directors” means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Company having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of the Company shall be deemed not to have such a financial interest by reason of such member’s holding Equity Interests or similar rights in the Company.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable for cash or in exchange for Indebtedness, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Securities and any purchase requirement triggered thereby may not become operative until (or contemporaneously with) compliance with the asset sale and change of control provisions applicable to the Securities (including the purchase of any Securities tendered pursuant thereto)),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock at the option of the holder thereof, or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the maturity date of the Securities; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating such Consolidated Net Income:

(1) Consolidated Taxes; plus

(2) Consolidated Interest Expense; plus

(3) Consolidated Non-cash Charges; plus

(4) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsor (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted under Section 4.07; plus

(5) any expenses or charges (other than Consolidated Non-cash Charges) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the Incurrence, repayment or amendment of Indebtedness permitted to be Incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Securities or any other Indebtedness, (ii) any amendment or other modification of the Securities or other Indebtedness and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus

(6) the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

(7) any costs, expenses or losses incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs, expenses or losses are funded with cash proceeds contributed to the capital of the Company or any of its Restricted Subsidiaries or the net cash proceeds of an issuance of Equity Interests of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the amount available for Restricted Payments under Section 4.04(a)(3)(A); plus

(8) (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributed to, or adding the losses attributed to, the minority equity interests of third parties in any non-wholly owned Restricted Subsidiary except to the extent of the dividends declared or paid in respect of such period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distributions or other payment paid in cash and received from any Person in excess of amounts included in clause (7) pursuant to the definition of “Consolidated Net Income” shall be included; plus

(9) proceeds of business interruption insurance.

less, without duplication, non-cash items increasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Initial Escrow Release Date of common stock or Preferred Stock of the Company or any direct or indirect parent company of the Company, as applicable (other than Disqualified Stock), other than:

(1) public offerings with respect to the Company’s or such direct or indirect parent company’s common stock registered on Form S-8; and

(2) any such public or private sale that constitutes an Excluded Contribution.

“Escrow Account” has the meaning assigned to it in the Escrow Agreement.

“Escrow Agent” has the meaning assigned to it in the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Agreement, dated as of October 23, 2014, by and among the Company, Merger Sub, the Trustee and Wilmington Trust, National Association, as escrow agent and as securities intermediary, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Escrow End Date” means (i) with respect to the Initial Escrow Release Date, June 5, 2015 and (ii) with respect to any Additional Escrow Release Date (as defined in the Escrow Agreement), the later of (x) June 5, 2015 and (y) the date that is 90 days after the date of the Safeway Acquisition.

“Escrowed Property” has the meaning assigned to it in the Escrow Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” has the meaning assigned to it in the Security Documents.

“Excluded Contributions” means the net cash proceeds, Cash Equivalents and/or Investment Grade Securities or other property or assets received by the Company after the Initial Escrow Release Date from:

(1) contributions to its common equity capital, and

(2) the issuance or sale (other than to a Restricted Subsidiary of the Company or pursuant to any Company or Restricted Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an Officer of the Company, the proceeds of which are excluded from the calculation set forth in Section 4.04(a)(3).

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as determined by the Company in its good faith discretion. “Fair Market Value” may be (but need not be) conclusively established by means of an Officers’ Certificate or resolutions of the Board of Directors of the Company setting out such Fair Market Value as determined by such Officer or such Board of Directors in good faith.

“First Lien Obligations” shall have the meaning assigned to it in the Second Lien Intercreditor Agreement.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuers or any of the Restricted Subsidiaries Incurs or redeems any Indebtedness (other than in the case of revolving credit borrowings unless the commitment is reduced or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues or redeems Preferred Stock or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (referred to in this definition as the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock or Disqualified Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued or disposed operations (as determined in accordance with GAAP), and operational changes, that the Company or any of its Restricted Subsidiaries has made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date (each referred to in this definition as a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations, disposed or discontinued operations and operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made or effected any Investment, acquisition, disposition, merger, consolidation or disposed or discontinued operation, or operational change that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation, or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as provided above. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate as the Company may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Issuers as set forth in an Officers’ Certificate, to reflect in the case of any pro forma event, operating expense reductions and other operating improvements or synergies reasonably expected to result within twelve months of such pro forma event, including all adjustments of the type and nature used in connection with the calculation of “Pro Forma Adjusted EBITDA” as set forth in footnote 3 under “Summary—Summary Unaudited Pro Forma Condensed Combined Financial Information” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four quarter period.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period, and

(2) all cash dividend payments (excluding items eliminated in consolidation) made during such period on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect Subsidiary of such Restricted Subsidiary, and any Subsidiary of such Person that otherwise would be a Domestic Subsidiary substantially all of whose assets consist of Capital Stock and/or indebtedness of one or more Foreign Subsidiaries and any other assets incidental thereto.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Grantors” means the Issuers and the Guarantors.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations of any other Person.

“Guarantee” means any guarantee of the obligations of the Issuers under this Indenture and the Securities by any Person in accordance with the provisions of this Indenture.

“Guarantor” means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements, or foreign exchange contracts; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices either generally or under specific contingencies.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Increased Amount” means, with respect to any Indebtedness, any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

“Incur” (including, with correlative meaning, the term “Incurrence”) means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary and any Indebtedness under a revolving credit or similar facility shall only be deemed to be incurred at the time funds are borrowed.

“Indebtedness” means, with respect to any Person, without duplication:

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), with the amount of letters of credit and bankers’ acceptances being the amount equal to the amount available to drawn, (c) representing the deferred and unpaid purchase price of any property (except trade payables and similar obligations) which purchase price is due more than one year after the later of the date of placing the property in service or taking delivery and title thereto, or (d) in respect of Capitalized Lease Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3) to the extent not otherwise included, the principal component of Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided that obligations under or in respect of Receivables Financings or Hedging Obligations shall be deemed not to constitute Indebtedness.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing.

“Initial Escrow Release” has the meaning set forth in the Escrow Agreement.

“Initial Escrow Release Date” has the meaning set forth in the Escrow Agreement.

“Initial Escrow Release Date Supplemental Indenture” means the supplemental indenture to this Indenture, to be dated as of the Initial Escrow Release Date, by and among Safeway, the Company, the Subsidiary Guarantors parties thereto and the Trustee, substantially in the form of Exhibit C.

“Initial Officers’ Certificate” has the meaning set forth in the Escrow Agreement.

“Initial Purchasers” means the initial purchasers named on Schedule A to the Purchase Agreement or future purchase agreements entered into in connection with an offer and sale of Securities.

“Intercreditor Agreements” means, collectively, the ABL/Cash Flow Intercreditor Agreement and the Second Lien Intercreditor Agreement.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition,

(2) securities that have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency,

(3) investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

(1) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a) the Company’s “Investment” in such Subsidiary at the time of such designation less

(b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation;

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company; and

(3) the amount of the Company’s Investment in the entities constituting PDC (as defined in the Offering Memorandum) at the time of designation as an Unrestricted Subsidiary and at the time of any subsequent redesignation as a Restricted Subsidiary shall be zero.

“Issue Date” means October 23, 2014.

“Issue Price” means, with respect to any Original Securities, an amount equal to 98.55% of the original principal amount thereof.

“Issuers” means Persons named as the “Issuers” in the preamble to this Indenture (including Safeway, immediately following consummation of the Safeway Acquisition), until a Successor Company or Companies and/or Successor Co-Issuer or Co-Issuers, as applicable, shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, “Issuers” shall mean such Successor Company(s) and/or Successor Co-Issuer(s).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“LTIP Agreements” means the AB Acquisition LLC Long Term Incentive Plan, as amended and the AB Acquisition LLC Senior Executive Retention Plan, as amended.

“Merger Agreement” means the Agreement and Plan of Merger, dated March 6, 2014, by and among AB Acquisition LLC, a Delaware limited liability company, the Company, Albertson’s LLC, a Delaware limited liability company, Merger Sub and Safeway, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Merger Sub” means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Cash Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be paid to the holder of a beneficial interest in such asset or applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(b)) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Notes Collateral Agent” means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness, including any interest, fees and other amounts securing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees and other amounts are allowed claims under applicable state, federal or foreign law).

“Offering Memorandum” means the offering memorandum relating to the offering of the Original Securities dated October 8, 2014.

“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Secretary or the Assistant Secretary of such Person, or any direct or indirect parent of such Person, as applicable, or other Person performing such functions, regardless of title or designated as an “Officer” by the Board of Directors for purposes of this Indenture.

“Officers’ Certificate” means a certificate signed on behalf of each Issuer by one Officer of each Issuer or any direct or indirect parent of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.

“Pari Passu Lien Priority” means, relative to specified Indebtedness, having equal Lien priority on specified Collateral.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of assets used or useful in the business or Related Business Assets or a combination of assets used or useful in the business, Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.06.

“Permitted Holders” means (i) the Sponsor, the Related Cerberus Parties, and any other funds or managed accounts advised or managed by any Sponsor or one of Sponsor’s Affiliates, (ii) any Person that has no material assets other than the Capital Stock of the Company or a parent of the Company and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of the Company, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any Permitted Holder specified in clause (i) above, holds more than 50% of the total voting power of the Voting Stock thereof, and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any Permitted Holder specified in clause (i) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Company (referred to in this definition as a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than a Permitted Holder specified in clause (i) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any person or group, together with its Affiliates, whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Issuers (including the Securities) or any Restricted Subsidiary;

(2) any Investment in cash or Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.06 or any other disposition of assets not constituting an Asset Sale;

(5) any Investment (x) existing on the Initial Escrow Release Date, (y) made pursuant to binding commitments (whether or not subject to conditions) in effect on the Initial Escrow Release Date or (z) that replaces, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (x) or (y), provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended unless required by the terms of the Investment or otherwise permitted hereunder;

(6) advances to future, current and former officers, directors, employees and consultants of the Company and its Restricted Subsidiaries, or any direct or indirect parent company thereof, not in excess of $50 million outstanding at any one time in the aggregate;

(7) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (b) in satisfaction of judgments against other Persons, or (c) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations entered into (1) for the purpose of fixing, managing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) for the purpose of fixing, managing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing, managing or hedging commodity price risk with respect to any commodity purchases;

(9) any Investment by the Company or any of its Restricted Subsidiaries in a Similar Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding, not to exceed the greater of (x) $1,050 million and (y) 6% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10) additional Investments by the Company or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not to exceed the greater of (x) $750 million and (y) 3.25% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(11) (a) loans and advances to officers, directors and employees for business-related travel expenses, moving and relocation expenses and other similar expenses, in each case Incurred in the ordinary course of business and (b) extensions of credit to customers and suppliers consistent with past practices;

(12) Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock) or any direct or indirect parent company of the Company, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 4.04(a)(3);

(13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 4.07(b) (except transactions described in clauses (ii), (v) and (viii)(B) of such Section);

(14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15) guarantees issued in accordance with Sections 4.03 and 4.11;

(16) any Investment by Restricted Subsidiaries of the Company in other Restricted Subsidiaries of the Company and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries of the Company;

(17) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(18) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of cash, a Purchase Money Note, contribution of additional receivables or an equity interest;

(19) any Investment made with (a) Wellness Center Assets having a Fair Market Value not in excess of $300 million or (b) Excluded Assets, including, in each case, any such Investment made in an Unrestricted Subsidiary or joint venture (or similar entity);

(20) Investments in joint ventures of the Company or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding, not to exceed the greater of (x) $650 million and (y) 3% of Total Assets at the time of such Investment; plus the amount of any distributions, dividends, payments or other returns in respect of such Investments; provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) or (2) above and shall not be included as having been made pursuant to this clause (20);

(21) Investments of a Restricted Subsidiary of the Company acquired after the Initial Escrow Release Date or of an entity merged into or consolidated with a Restricted Subsidiary of the Company in a transaction that is not prohibited by Section 5.01 after the Initial Escrow Release Date to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(22) Investments made in connection with the Transactions;

(23) Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary;

(24) Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

(25) to the extent constituting an Investment, Permitted Liens or Permitted Debt;

(26) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture;

(27) Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; and

(28) contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Company.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, arising in the ordinary course of business securing obligations that are not overdue for more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);

(3) Liens for taxes, assessments or other governmental charges that are not yet due or that are being contested in good faith by appropriate proceedings that have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien and for which adequate reserves are being maintained to the extent required by GAAP;

(4) pledges and deposits in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, which do not secure Indebtedness, and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Obligations in respect of Indebtedness permitted to be Incurred pursuant to Section 4.03(a) (including the Non-Guarantor Exception) or clause (i), (ii), (v), (xiii), (xiv) or (xxi) of Section 4.03(b); provided that (w) in the case of Indebtedness Incurred pursuant to Section 4.03(a) (other than pursuant to the Non-Guarantor Exception, which is addressed in clause (z) below), the Senior Secured First Lien Indebtedness Leverage Ratio would not exceed, if the Indebtedness being incurred is a First Lien Obligation, 3.75 to 1.00 after giving pro forma effect to such Incurrence and any such Indebtedness (whether or not a First Lien Obligation) is subject to the provisions of the Intercreditor Agreements (including with respect to the relative priority of the ABL Priority Collateral and CF Debt Priority Collateral), (x) in the case of clauses (i) and (ii) of Section 4.03(b), such Liens are subject to the provisions of the Intercreditor Agreements (including with respect to the relative priority of the ABL Priority Collateral and CF Debt Priority Collateral), (y) in the case of clause (v) of Section 4.03(b), such Lien extends only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any proceeds or products thereof and (z) in the case of the Non-Guarantor Exception, such Lien does not extend to any assets or property that constitute Collateral;

(7) Liens existing on the Initial Escrow Release Date;

(8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary of the Company;

(9) Liens on assets, property or equity at the time the Company or a Restricted Subsidiary of the Company acquired the assets, property or equity, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other assets or property owned by the Company or any Restricted Subsidiary of the Company;

(10) Liens securing Indebtedness or other obligations of the Company or a Restricted Subsidiary owing to the Issuers or a Restricted Subsidiary of the Company permitted to be Incurred in accordance with Section 4.03;

(11) Liens securing Hedging Obligations entered into (1) for the purpose of fixing, managing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) for the purpose of fixing, managing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing, managing or hedging commodity price risk with respect to any commodity purchases;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuers or any Restricted Subsidiary;

(16) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(17) deposits made in the ordinary course of business to secure liability to insurance carriers;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) grants of software and other technology licenses in the ordinary course of business;

(20) (a) judgment and attachment Liens and Liens arising out of decrees, orders and awards, in each case, to the extent not giving rise to an Event of Default and (b) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings that have the effect of preventing the forfeiture or sale of the property or assets subject to such notices and rights and for which adequate reserves have been made to the extent required by GAAP;

(21) Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22) Liens securing cash management services (and other “bank products” under any ABL Obligations) in the ordinary course of business;

(23) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s or such Restricted Subsidiary’s client or supplier at which such equipment is located;

(24) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that was encumbered by the original Lien (plus improvements on such property) or could have been encumbered by the original Lien (provided, that this clause (x) shall not apply to Indebtedness incurred to refinance, refund, extend, renew or replace the Remaining Safeway Notes (or any successive refinancings, refundings, extensions, renewals or replacements thereof)), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under this Indenture, plus accretion of original issue discount, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided that nothing contained herein shall prevent the Company or any Restricted Subsidiary from pledging any asset to secure any Indebtedness (including refinancing Indebtedness) of Safeway and its Subsidiaries;

(25) Liens to secure the Securities, Additional Securities and the Guarantees;

(26) other Liens securing obligations Incurred in the ordinary course of business (and any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any such obligations); provided, however, that such obligations do not exceed the greater of (x) $500 million and (y)

2.25% of Total Assets measured at the time of Incurrence thereof; provided further, however, that notwithstanding the foregoing, nothing contained herein shall prevent the Company or any Restricted Subsidiary from refinancing, refunding, extending, renewing or replacing any obligations Incurred under this clause (whether or not such obligations could be newly Incurred under this clause on the date of such refinancing, refunding, extension, renewal or replacement), so long as the obligations resulting from such refinancing, refunding, extension, renewal or replacement do not exceed the sum of (A) the outstanding principal amount or, if greater, committed amount of such obligations at the time the original Lien became a Permitted Lien under the indenture, plus accretion of original issue discount, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(27) Liens on the Safeway Collateral in favor of the holders of the Remaining 2020/2021 Notes and Rolled 2027/2031 Notes;

(28) Liens on the Collateral in favor of the holders of the Rolled 2016/2017 Notes and Remaining 2019 Notes;

(29) Liens on assets or property of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(30) Liens (a) that are contractual rights of set-off or, in the case of clause (i) or (ii) below, other bankers’ Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business; (b) on cash accounts securing Indebtedness expressly permitted hereunder; (c) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, consistent with past practice and not for speculative purposes; and/or (d) (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof;

(31) (a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party (in each case, other than the Issuers or any Restricted Subsidiary) on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property with respect to which an Issuer or a Restricted Subsidiary is the tenant and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

(32) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(33) [intentionally omitted];

(34) Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by this Indenture;

(35) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;

(36) Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted under this Indenture;

(37) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an asset sale permitted under this Indenture;

(38) Liens on Excluded Assets; and

(39) Liens on the Collateral in favor of any Collateral Agent for the benefit of the Holders relating to such Collateral Agent’s administrative expenses with respect to the Collateral.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Purchase Agreement” means the Purchase Agreement, dated October 8, 2014, by and among the Company and Merger Sub, as co-issuers, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of Initial Purchasers.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“Qualified Real Estate Financing Facility” means (i) any credit facility made available to a Real Estate Subsidiary that is non-recourse to the Company or any of its other Subsidiaries (other than Real Estate Subsidiaries party to such credit facility) and secured by the Real Property of Real Estate Subsidiaries and (ii) any sale and leaseback of Real Property of Real Estate Subsidiaries, as the same may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1) the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary,

(2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value, and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any Credit Agreement shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Securities for reasons outside of the Issuers’ control, a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act selected by the Company or any parent of the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Real Estate Subsidiary” means any Restricted Subsidiary of the Company that (i) does not engage in any business other than owning or leasing real property or (ii) owning directly or indirectly the Equity Interests of its Restricted Subsidiaries described in clause (i) or a holding company of any such Subsidiary.

“Real Property” means all now owned and hereafter acquired real property of an Issuer or any Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(b) with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, and

(c) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Related Cerberus Parties” means any affiliated funds or managed accounts which are managed or advised by Cerberus Capital Management, L.P. or an Affiliate of Cerberus Capital Management, L.P.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Remaining 2019 Notes” means the 2019 Notes that are not repurchased or redeemed as a result of the Change of Control Tender Offer and the other transactions described in the Offering Memorandum.

“Remaining 2020/2021 Notes” means collectively, the 2020 Notes and the 2021 Notes that are not repurchased or redeemed as a result of the Change of Control Tender Offer and the other transactions described in the Offering Memorandum.

“Remaining Safeway Notes” means, collectively, (i) the Rolled 2016/2017 Notes, (ii) the Rolled 2027/2031 Notes, (iii) the Remaining 2019 Notes and (iv) the Remaining 2020/2021 Notes.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, (i) with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person and (ii) in the case of the Company, the Co-Issuer. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Company.

“Rolled 2016/2017 Safeway Notes” means, collectively, the 2016 Notes and 2017 Notes.

“Rolled 2027/2031 Safeway Notes” means, collectively, the 2027 Notes and 2031 Notes.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Safeway” means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.

“Safeway Acquisition” means the acquisition by the Company of Safeway by virtue of the merger of Merger Sub with and into Safeway, with Safeway surviving such merger as a Wholly Owned Subsidiary of the Company.

“Safeway Collateral” means the assets of Safeway and its Domestic Subsidiaries that constitute Collateral (excluding accounts receivable, merchandise inventory, equipment and intellectual property).

“Safeway Notes” means, collectively, the 2016 Notes, 2017 Notes, 2019 Notes, 2020 Notes, 2021 Notes, 2027 Notes and 2031 Notes.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary of the Company or between Restricted Subsidiaries of the Company.

“SEC” means the Securities and Exchange Commission.

“Second Lien Intercreditor Agreement” means that certain intercreditor agreement to be entered into on or prior to the Initial Escrow Release Date by and among the Issuers and the Guarantors, the Notes Collateral Agent, the Term Loan Collateral Agent, and each additional party that from time to time becomes a party thereto, as the same may be amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Second Lien Obligations” shall have the meaning assigned to it in the Second Lien Intercreditor Agreement.

“Second Lien Representative” shall have the meaning assigned to it in the Second Lien Intercreditor Agreement.

“Second Lien Secured Parties” shall have the meaning assigned to it in the Second Lien Intercreditor Agreement.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the security agreement to be dated as of the Initial Escrow Release Date between the Notes Collateral Agent, the Issuers, and the Guarantors, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Security Documents” means, collectively, the Intercreditor Agreements, the Security Agreement, other security agreements relating to the Collateral and the mortgages, deeds of trust and other instruments delivered to the Notes Collateral Agent that create or purport to create a Lien in favor of the Notes Collateral Agent for the benefit of the Second Lien Secured Parties, including instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code, of the relevant states) applicable to the Collateral, each for the benefit of the Notes Collateral Agent, as amended, amended and restated, modified, renewed or replaced from time to time.

“Senior Secured Indebtedness” means any Indebtedness for borrowed money secured by a Lien on any Collateral that is contractually senior in priority to the Lien securing the Securities and any other Second Lien Obligations (it being understood that any Indebtedness that constitutes an ABL Obligation shall constitute Senior Secured Indebtedness).

“Senior Secured First Lien Indebtedness Leverage Ratio” means with respect to any Person for any period, the ratio of (x) the aggregate amount of, without duplication, (A) Senior Secured Indebtedness outstanding as of the date the calculation is made minus (B) the aggregate amount of unrestricted cash, Cash Equivalents of the Issuers and the Restricted Subsidiaries, to (y) the aggregate amount of EBITDA for such period (the “reference period”).

In making the foregoing calculation, (1) any Indebtedness, Disqualified Stock or Preferred Stock to be repaid or redeemed on the transaction date will be excluded and (2) the Senior Secured First Lien Indebtedness Leverage Ratio will be calculated on a pro forma basis in a manner consistent with the pro forma adjustments contemplated by the definition of “Fixed Charge Coverage Ratio.”

“Series” means (a) with respect to any First Lien Obligations, each of (i) the Term Loan Obligations and (ii) the Additional First Lien Obligations Incurred pursuant to any applicable agreement, which, pursuant to any joinder agreement, are to be represented under the ABL/Cash Flow Intercreditor Agreement by a common representative (in its capacity as such for such Additional First Lien Obligations) and (b) with respect to any Second Lien Obligations, each of (i) the Obligations under this Indenture and (ii) and any other Obligations with respect to other Indebtedness, which is by its terms intended to be secured equally and ratably with the Securities; provided, that the holders of such Indebtedness or their Second Lien Representative shall become party to the Security Agreement.

“Series of Notes” means, as the context requires, the 2019 Notes, the 2020 Notes or the 2021 Notes.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means any business conducted or proposed to be conducted by the Company and the Restricted Subsidiaries on the Initial Escrow Release Date or any business that is similar, reasonably related, incidental, ancillary or complementary thereto, or is a reasonable extension, development or expansion thereof.

“Sponsor” means, individually and collectively, (a) Cerberus Capital Management, L.P., (b) Lubert-Adler Real Estate Fund V, L.P., (c) Klaff Realty, L.P., (d) Schottenstein Stores Corporation, and (e) Kimco Realty Corporation.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable.

“Subordinated Indebtedness” means (a) with respect to any Issuer, any Indebtedness of such Issuer which is by its terms subordinated in right of payment to the Securities, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Issuers’ Obligations with respect to the Securities.

“Subsidiary Guarantor” means each Subsidiary of the Company party hereto as a Guarantor and each other Subsidiary of the Company that hereafter guarantees the Securities pursuant to the terms of this Indenture.

“Tax Distributions” means any distributions described in Section 4.04(b)(xii).

“Term Loan B-3” has the meaning assigned to it in the Term Loan Facility.

“Term Loan B-4” has the meaning assigned to it in the Term Loan Facility.

“Term Loan Collateral Agent” means Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent under the Term Loan Facility, its successors and/or assigns in such capacity.

“Term Loan Escrow Agreement” has the meaning assigned to it in the Term Loan Facility.

“Term Loan Facility” means (i) the term loan credit agreement entered into on or prior to the Initial Escrow Release Date among the Issuers, the other borrowers and guarantors party thereto, the lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and the other agents from time to time party thereto, as the same may be in effect from time to time and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, exchanges or refinancings thereof and (ii) any other financing arrangements (including, without limitation, indentures) providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund, refinance, extend, renew, restate, amend, supplement or modify any part of the loans, notes, other credit facilities or commitments thereunder, including any such exchanged, replacement, refunding, refinancing, extended, renewed, restated, amended, supplemented or modified facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.03) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder or otherwise alters the terms and conditions thereof and whether by the same or any other agent, lender or group of lenders.

“Term Loan Obligations” means the “Secured Obligations” as defined in the Term Loan Facility.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries, determined on a pro forma basis in a manner consistent with the pro forma basis calculation in the definition of “Fixed Charge Coverage Ratio.”

“Transactions” has the meaning assigned to it in the Offering Memorandum.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from such redemption date to October 15, 2017; provided, however, that if the period from such redemption date to October 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means any officer within the corporate trust administration department of the Trustee, with direct responsibility for performing the Trustee’s duties under this Indenture and also means, with respect to a particular corporate trust matter and this Indenture, any other officer of the Trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.

“Unrestricted Cash” means cash or Cash Equivalents of the Company and any of its Restricted Subsidiaries that would not appear as “restricted cash” on a consolidated balance sheet of the Company and its Restricted Subsidiaries.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company but excluding the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; provided, further, however, that (other than with respect to the designation of the entities comprising PDC and their Subsidiaries as Unrestricted Subsidiaries, as provided below) either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.

The Board of Directors shall be deemed to have designated the entities comprising PDC and their Subsidiaries as Unrestricted Subsidiaries effective on the Initial Escrow Release Date, without being required to take any further action otherwise required under this Indenture for such designation.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (other than with respect to the redesignation of any Unrestricted Subsidiary which is an entity comprising PDC or one of its Subsidiaries as a Restricted Subsidiary) immediately after giving effect to such designation:

(x) (1) the Company could Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) or (2) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would not be less than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wellness Center Assets” means the personal property assets comprising the wellness centers of the Company and its Subsidiaries as described in the Offering Memorandum and any reasonable extension or business ancillary thereto.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section

“Action”	11.08(v)
“Agent Members”	Appendix A
“Affiliate Transaction”	4.07(a)
“Asset Sale Offer”	4.06(b)
“CERCLA”	11.08(q)
“Clearstream”	Appendix A
“Change of Control Offer”	4.08(b)
“covenant defeasance option”	8.01
“Covenant Suspension Event”	4.14(b)
“Custodian”	6.01
“Definitive Security”	Appendix A
“Depository”	Appendix A
“Designated Notes”	3.12
“Euroclear”	Appendix A
“Event of Default”	6.01
“Excess Proceeds”	4.06(b)
“Global Securities”	Appendix A
“Global Securities Legend”	Appendix A
“Guaranteed Obligations”	10.01(a)
“IAI”	Appendix A
“legal defeasance option”	8.01
“Non-Guarantor Exception”	4.03(a)
“Notice of Default”	6.01
“Offer Period”	4.06(d)
“Original Securities”	Preamble
“Paying Agent”	2.04(a)
“Permitted Debt”	4.03(b)
“protected purchaser”	2.08
“QIB”	Appendix A
“Refinancing Indebtedness”	4.03(b)(xv)
“Refunding Capital Stock	4.04(b)(ii)(A)
“Registrar”	2.04(a)
“Regulation S”	Appendix A
“Regulation S Global Securities”	Appendix A
“Regulation S Securities”	Appendix A
“Related Person”	11.08(b)
“Restricted Payments”	4.04(a)
“Restricted Period”	Appendix A
“Restricted Securities Legend”	Appendix A
“Retired Capital Stock”	4.04(b)(ii)(A)
“Reversion Date”	4.14(c)
“Rule 501”	Appendix A
“Rule 144A”	Appendix A
“Rule 144A Global Securities”	Appendix A
“Rule 144A Securities”	Appendix A

Term	Defined in Section

“Safeway Notes Special Mandatory Redemption”	3.10
“Safeway Notes Special Mandatory Redemption Date”	3.10
“Safeway Series Amendment Redemption”	3.11
“Safeway Series Amendment Redemption Date”	3.11
“Safeway Series Change of Control Tender Offer Redemption”	3.12
“Safeway Series Change of Control Tender Offer Redemption Date”	3.12
“Securities”	Preamble
“Securities Custodian”	Appendix A
“Security Document Order”	11.08(r)
“Special Mandatory Redemption”	3.09
“Special Mandatory Redemption Date”	3.09
“Specified Merger/Transfer Transaction”	5.01(a)
“Successor Co-Issuer”	5.01(b)(i)
“Successor Company”	5.01(a)(i)
“Successor Guarantor”	5.01(b)(i)
“Suspended Covenants”	4.14(b)
“Suspension Period”	4.14(c)
“Transfer Restricted Definitive Securities”	Appendix A
“Transfer Restricted Global Securities”	Appendix A
“Unrestricted Definitive Security”	Appendix A
“Unrestricted Global Security”	Appendix A

SECTION 1.03. [Reserved].

SECTION 1.04. Rules of Construction. Unless the context otherwise requires

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;

(h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(i) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(j) “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

(k) for any periods or dates which the Company does not have historical financial statements available, it shall be entitled to use and rely on the financial statements of its predecessor or successor (as the case may be).

ARTICLE 2

THE SECURITIES

SECTION 2.01. Amount of Securities; Issuable in Series. The aggregate principal amount of Original Securities which may be authenticated and delivered under this Indenture on the Issue Date is $1,145,000,000. The Securities may be issued in one or more series. All Securities of any one series shall be substantially identical except as to denomination.

The Issuers may from time to time after the Issue Date issue Additional Securities under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Securities is at such time permitted by Section 4.03 and (ii) such Additional Securities are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.07, 2.08, 2.09, 2.10, 3.08, 4.06(g), 4.08(c) or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Company and (b) (i) set forth or determined in the manner provided in an Officers’ Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

(i) whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

(ii) the aggregate principal amount of such Additional Securities which may be authenticated and delivered under this Indenture;

(iii) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; and

(iv) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global

Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof.

If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Board of Directors of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

SECTION 2.02. Form and Dating. Provisions relating to the Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Securities and the Trustee’s certificate of authentication, and any Additional Securities, if issued as Transfer Restricted Definitive Securities, and the Trustee’s certificate of authentication, shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which any Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

SECTION 2.03. Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuers signed by one Officer of each Issuer (a) Original Securities for original issue on the date hereof in an aggregate principal amount of $1,145,000,000 and (b) subject to the terms of this Indenture, Additional Securities in an aggregate principal amount to be determined at the time of issuance and specified therein. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. Notwithstanding anything to the contrary in the Indenture or the Appendix, any issuance of Additional Securities after the Issue Date shall be in a principal amount of at least $2,000 and any integral multiples of $1,000 in excess thereof, whether such Additional Securities are of the same or a different series than the Original Securities.

One Officer of each Issuer shall sign the Securities for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuers to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04. Registrar and Paying Agent.

(a) The Issuers shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency in the United States where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuers initially appoint the Trustee as (i) Registrar and Paying Agent in connection with the Securities and (ii) the Securities Custodian with respect to the Global Securities.

(b) The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

(c) The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuers and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05. Paying Agent to Hold Money in Trust. Prior to 10:00 a.m., New York City time, on each due date of the principal of and interest on any Security, the Issuers shall deposit with each Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee in writing of any default by the Issuers in making any such payment. If the Company or a Wholly Owned Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. During the continuance of a Default under this Indenture, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Upon any bankruptcy or reorganization proceedings relating to either of the Issuers, the Trustee will serve as Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with Appendix A. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request. The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Issuers shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or of any Securities for a period of 15 days before a selection of Securities to be redeemed.

Prior to the due presentation for registration of transfer of any Security, the Issuers, the Guarantors, the Trustee, each Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, any Guarantor, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.08. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuers or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuers or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee or (ii) the Issuers, to protect the Issuers, the Trustee, a Paying Agent and the Registrar, from any loss that any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Security (including, without limitation, attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuers in their discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuers.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.09. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Subject to Section 13.06, a Security does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Security.

If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.

SECTION 2.11. Cancellation. The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures or deliver copies of canceled Securities to the Issuers pursuant to written direction by an Officer of each Issuer. The Issuers may not issue new Securities to replace Securities they have redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.12. Defaulted Interest. If the Issuers default in a payment of interest on the Securities, the Issuers shall pay the defaulted interest then borne by the Securities (plus interest on such defaulted interest to the extent lawful), in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13. CUSIP Numbers, ISINs, etc. The Issuers in issuing the Securities may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall advise the Trustee in writing of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.14. Calculation of Specified Percentage of Securities. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 13.06 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuers and delivered to the Trustee pursuant to an Officers’ Certificate.

ARTICLE 3

REDEMPTION

SECTION 3.01. Redemption.

(a) The Securities may be redeemed at the Issuers’ option, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Securities set forth in Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to (but not including) the redemption date.

(b) Except as provided in Sections 3.09 and 3.10, the Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.02. Applicability of Article. Redemption of Securities at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture or the Securities, shall be made in accordance with such provision and this Article 3.

SECTION 3.03. Notices to Trustee. If the Issuers elect to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 of the applicable Security, they shall notify the Trustee in writing of (i) the Section of this Indenture and the Security pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price. The Issuers shall give notice to the Trustee provided for in this paragraph at least 30 days but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 5 of the applicable Security, unless a shorter period is acceptable to the Trustee. Such notice shall be accompanied by an Officers’ Certificate and Opinion of Counsel from the Issuers to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuers and given in writing to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

SECTION 3.04. Selection of Securities to Be Redeemed. In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed (if such listing is known to the Trustee), or if such Securities are not so listed, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable requirements of the Depository); provided, that the Trustee shall not select Securities for redemption which would result in a Holder of Securities with a principal amount of Securities less than the minimum denomination. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in amounts of $2,000 or a whole multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuers promptly (and in any event, within 5 Business Days following receipt of the notice described in Section 3.03) of the Securities or portions of Securities to be redeemed.

SECTION 3.05. Notice of Optional Redemption.

(a) At least 30 days but not more than 60 days before a redemption date pursuant to Paragraph 5 of the applicable Security, the Issuers shall mail or cause to be mailed by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed to such Holder’s registered address or otherwise in accordance with the procedures of the Depository, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Article 8 hereof.

Any such notice shall identify the Securities to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued interest to the redemption date;

(iii) the name and address of a Paying Agent;

(iv) that Securities called for redemption must be surrendered to a Paying Agent to collect the redemption price, plus accrued interest;

(v) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(vi) that, unless the Issuers default in making such redemption payment or any Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Securities being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Securities.

In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the stated redemption date, or by the redemption date as so delayed.

(b) At the Issuers’ request, the Trustee shall give the notice of redemption specified in this Section 3.05 in the Issuers’ names and at the Issuers’ expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice. In such event, the Issuers shall provide the Trustee in writing with the information required by this Section 3.05.

SECTION 3.06. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.05, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice (except to the extent such redemption is conditional as set forth in Section 3.05). Upon surrender to any Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice.

SECTION 3.07. Deposit of Redemption Price. Prior to 12:00 p.m., New York City time, on the redemption date, the Issuers shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is a Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuers to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities to be redeemed, unless a Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

SECTION 3.08. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers’ expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.09. Special Mandatory Redemption. If (i) the Escrow Agent has not received the Initial Officers’ Certificate and/or the Additional Officers’ Certificate, as applicable, described in the Escrow Agreement, on or prior to the applicable Escrow End Date, (ii) the Company notifies the Escrow Agent in writing that the (x) Company will not pursue the consummation of the Safeway Acquisition and/or (y) the Merger Agreement has been terminated, (iii) the Company has delivered an Officers’ Certificate to the Escrow Agent stating it has determined that conditions to the Initial Escrow Release Date cannot be satisfied by the applicable Escrow End Date or (iv) the Company fails to timely deposit (or cause to be timely deposited) any amounts required by the Escrow Agreement within 30 days following the applicable deposit date, then the Escrow Agent shall, upon written direction from the Company, release the Escrowed Property (including investment earnings thereon and proceeds thereof) to the Trustee and the Trustee shall pay the amounts to the Paying Agent for payment to the Holders of the Securities in redemption of the Securities (the “Special Mandatory Redemption”) on the fifth Business Day following the date of the release of the Escrowed Property to the Trustee (the “Special Mandatory Redemption Date”) or as otherwise required by the applicable procedures of the Depository at a redemption price calculated by the Company equal to 100% of the Issue Price of the Securities, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. On the Special Mandatory Redemption Date, the Trustee will pay to Issuers any Escrowed Property in excess of the amount necessary to effect the Special Mandatory Redemption.

SECTION 3.10. Safeway Notes Special Mandatory Redemption. To the extent the Initial Escrow Release Date has occurred, if fewer than $645 million principal amount of Safeway Notes, other than the Rolled 2016/2017 Notes and Rolled 2027/2031 Notes, are repurchased or redeemed by the date that is 90 days after the date of the Safeway Acquisition, the Escrow Agent shall, upon direction from the Issuers, release the remaining Escrowed Property (including investment earnings thereon and proceeds thereof) to the Trustee and the Trustee shall pay the amounts to the Paying Agent for payment to the Holders of the Securities in redemption of a stated principal amount of the Securities equal to the principal amount of the Safeway Notes (other than the Rolled 2016/2017 Notes and Rolled 2027/2031 Notes) that have not been repurchased or redeemed by such date (but not in excess of $645 million) (the “Safeway Notes Special Mandatory Redemption”) on the fifth Business Day following the date of the release of such Escrowed Property to the Trustee (the “Safeway Notes Special Mandatory Redemption Date”) or as otherwise required by the applicable procedures of the Depository at a redemption price calculated by the Issuers equal to 100% of the Issue Price of the Securities to be redeemed (but not in excess of $645 million), plus accrued and unpaid interest on the Securities in such principal amount to, but excluding, the Safeway Notes Special Mandatory Redemption Date. On the Safeway Notes Special Mandatory Redemption Date, the Trustee will pay to the Issuers, any Escrowed Property in excess of the amount necessary to effect the Safeway Notes Special Mandatory Redemption.

SECTION 3.11. Safeway Series Amendment Redemption. If the Company delivers to the Escrow Agent an Officers’ Certificate in the form of Exhibit B-1 to the Escrow Agreement (which Officers’ Certificate may be delivered at any time and from time to time, including prior to the Initial Escrow Release Date), stating (i) that the Requisite Consents (as defined in the Offering Memorandum) to the Proposed Amendment (as defined in the Offering Memorandum) have been obtained with respect to the 2019 Notes, and (ii) the stated principal amount of the 2019 Notes, then the Escrow Agent shall release Escrowed Property (including investment earnings thereon and proceeds thereof) to the Trustee in an amount (as calculated by the Issuers) equal to 100% of the Issue Price of a stated principal amount of Securities equal to the stated principal amount of the 2019 Notes, plus accrued and unpaid interest on an equivalent amount of the Securities to, but excluding, the Safeway Series Amendment Redemption Date, and the Trustee shall pay such amounts to the Paying Agent for payment to the Holders of the Securities in redemption of the Securities (the “Safeway Series Amendment Redemption”) on the fifth Business Day following the date of the release of such Escrowed Property to the Trustee (the “Safeway Series Amendment Redemption Date”) or as otherwise required by the applicable procedures of the Depository at a redemption price calculated by the Issuers equal to 100% of the Issue Price of the Securities to be redeemed, plus accrued and unpaid interest on such Securities to, but excluding, the Safeway Series Amendment Redemption Date.

SECTION 3.12. Safeway Series Change of Control Tender Offer Redemption. If the Company delivers to the Escrow Agent an Officers’ Certificate in the form of Exhibit B-2 to the Escrow Agreement (which Officers’ Certificate may be delivered at any time after the Initial Escrow Release Date and thereafter from time to time), stating (i) that Safeway has made a Change of Control Tender Offer with respect to a Series of Notes, (ii) that less than 100% of the stated principal amount of such Series of Notes will be repurchased pursuant to such Change of Control Tender Offer (the Securities under such Series of Notes that will not be repurchased pursuant to such Change of Control Tender Offer, the “Designated Notes”), and (iii) the stated principal amount of the Designated Notes, then the Escrow Agent shall release Escrowed Property (including investment earnings thereon and proceeds thereof) to the Trustee in an amount (as calculated by the Issuers) equal to 100% of the Issue Price of a stated principal amount of Securities equal to the stated principal amount of the Designated Notes plus accrued and unpaid interest on an equivalent amount of such Securities to, but excluding, the Safeway Series Change of Control Tender Offer Redemption Date and the Trustee shall pay such amounts to the Paying Agent for payment to the Holders of the Securities in redemption of the Securities (the “Safeway Series Change of Control Tender Offer Redemption”) on the fifth Business Day following the date of the release of such Escrowed Property to the Trustee (the “Safeway Series Change of Control Tender Offer Redemption Date”) or as otherwise required by the applicable procedures of the Depository at a redemption price calculated by the Issuers equal to 100% of the Issue Price of the Securities to be redeemed, plus accrued and unpaid interest on such Securities to, but excluding, the Safeway Series Change of Control Tender Offer Redemption Date.

SECTION 3.13. Notice of Mandatory Redemption. In connection with a redemption of Securities pursuant to Sections 3.09 through 3.12, the Issuers shall (at least five Business Days prior to the date set for redemption or, in the case of Global Securities, such other time as is permitted or required by the Depositary) send a notice of redemption to each Holder whose Securities are to be redeemed (with a copy to the Trustee) to such Holder’s registered address or otherwise in accordance with the procedures of the Depository. Any such notice shall identify the Securities to be redeemed and shall state the information required pursuant to Section 3.05.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Securities. The Issuers shall promptly pay the principal of and interest, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal of or interest shall be considered paid on the date due if by the applicable time on such date the Trustee or any Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or any Paying Agent, as the case may be, are not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and they shall pay interest on overdue installments of interest at the same rate borne by the Securities to the extent lawful.

SECTION 4.02. Reports and Other Information.

So long as any Securities are outstanding:

(i) the Company shall provide the Trustee and Holders of Securities with annual consolidated financial statements audited by an internationally recognized firm of independent public accountants within 120 days after the end of the Company’s fiscal year and unaudited quarterly financial statements (including a balance sheet, statement of operations and statement of cash flows for the fiscal quarter and year-to-date period then ended and the corresponding fiscal quarter and year-to-date period from the prior year) within 60 days of the end of each of the first three fiscal quarters of each fiscal year. Such annual and quarterly financial statements will (i) be prepared in accordance with GAAP (with the exception of the absence of year-end adjustments and footnotes in the case of quarterly financial statements) and (ii) be accompanied by a “management discussion and analysis” of the results of operations of the Company and its Subsidiaries on a consolidated basis for the periods presented in a level of detail comparable (in the reasonable judgment of the Company) to the management discussion and analysis of the results of operations of the Company contained in the Offering Memorandum. Unless otherwise publicly available, such financial statements and related discussion shall be made available to Holders of Securities and prospective investors in the Securities by posting on a password protected website accessible by all such persons, which shall announce when such items have been posted (it being understood that the Company may require a certification and customary non-disclosure agreement to access such site); and

(ii) the Company shall furnish to the Trustee and Holders of Securities all information that would be required to be contained in filings with the SEC on Form 8-K under Items 1.01, 1.02, 1.03, 2.01, 2.05, 2.06, 4.01, 4.02 and 5.01 (but excluding, for the avoidance of doubt, financial statements and exhibits that would be required pursuant to Item 9.01 of Form 8-K, other than financial statements and pro forma financial information required pursuant to clauses (a) and (b) of Item 9.01 of Form 8-K (in each case relating to transactions required to be reported pursuant to Item 2.01 of Form 8-K) to the extent available (as determined by the Company in good faith, which determination shall be conclusive)) if the Company had been a reporting company under the Exchange Act; provided, however, that no such report will be required to be furnished if the Company determines in its good faith judgment (which determination shall be conclusive) that such event is not material to Holders of the Securities or the business, assets, operations, financial position or prospects of the Company and its Subsidiaries, taken as a whole, or if the Company determines in its good faith judgment (which determination shall be conclusive) that such disclosure would otherwise cause material competitive or other material harm to the business, assets, operations, financial position or prospects of the Company and its Subsidiaries, taken as a whole; provided that such non-disclosure shall be limited only to those specific provisions that would cause material competitive or other material harm and not the occurrence of the event itself; provided, further, that no such report will be required to include a summary of the terms of any employment or compensatory arrangement, agreement, plan or understanding between the Company (or any of its Subsidiaries) and any director, manager or executive officer, of the Company (or any of its Subsidiaries). All information to be furnished pursuant to this clause (ii) shall be furnished within the time periods specified in the SEC’s rules and regulations for non-accelerated filer reporting companies under the Exchange Act. Information to be furnished pursuant to this clause (ii) shall be made by posting on the website referred to in clause (i) above.

So long as any Securities are outstanding, the Company shall also issue a notification (which can be a notification through the website described above or by email to registered Holders of Securities) upon the posting of the information required by clauses (i) and (ii) above.

The Company shall hold a conference call for the Holders of Securities to discuss such financial information described in clause (i) above no later than 10 calendar days after posting the annual financial information and the quarterly financial information described in clause (i) above. The Company will issue a notification (which can be a notification through the website described above or by email to registered Holders of Securities) of any such conference call at least three Business Days in advance.

In addition, to the extent not satisfied by the information referred to in the first paragraph above, the Company shall furnish to Holders of Securities, securities analysts and prospective investors in the Securities, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery of such reports, information and documents to the Trustee pursuant to the foregoing is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely upon certificates).

SECTION 4.03. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) (i) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) the Company shall not permit any of the Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not Incur Indebtedness or issue shares of Disqualified Stock or Preferred Stock pursuant to this Section 4.03(a) if, after giving pro forma effect to such Incurrence or issuance (including the pro forma application of the net proceeds therefrom), the aggregate principal amount of Indebtedness or Disqualified Stock or Preferred Stock then outstanding of Restricted Subsidiaries that are not Guarantors pursuant to this Section 4.03(a) exceeds the greater of $800 million and 3.5% of Total Assets (the “Non-Guarantor Exception”).

(b) The limitations set forth in Section 4.03(a) shall not apply to (collectively, “Permitted Debt”):

(i) the Incurrence by the Company or any Restricted Subsidiary of Indebtedness under the ABL Facility and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof and Hedging Obligations and bank product and cash management obligations being excluded) up to an aggregate principal amount not to exceed at any time the greater of (x) $3,750 million and (y) the Borrowing Base (measured at the time of incurrence thereof);

(ii) the Incurrence by the Company or the Restricted Subsidiaries of Indebtedness under the Term Loan Facility up to an aggregate principal amount outstanding at any time that does not exceed the sum of (A) $7.5 billion plus (B) an additional amount after all amounts have been Incurred under clause (A) above, if after giving effect to the Incurrence of such amount and application of the proceeds therefrom, on a pro forma basis, the Senior Secured First Lien Indebtedness Leverage Ratio would not exceed 3.75 to 1.00 less (C) the amount of Indebtedness incurred under clause (xxviii) below;

(iii) the Incurrence by the Issuers and the Subsidiary Guarantors of Indebtedness represented by the Original Securities and the Subsidiary Guarantees, as applicable;

(iv) Indebtedness, Disqualified Stock and Preferred Stock existing on the Initial Escrow Release Date (other than Indebtedness described in clauses (i), (ii) and (iii) of this Section 4.03(b)), including any Indebtedness being repaid with the proceeds of the offering as described in the Offering Memorandum;

(v) Indebtedness (including, without limitation, Capitalized Lease Obligations, and purchase money Indebtedness), Disqualified Stock and Preferred Stock Incurred by the Company or any of the Restricted Subsidiaries to finance the acquisition, purchase, lease, construction, design, installation or improvement of property (real or personal), equipment or other asset that is used or useful in a Similar Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and related taxes and transaction costs in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding that was Incurred pursuant to this clause (v), does not exceed the greater of (x) $750 million and (y) 3.25% of Total Assets at the time of Incurrence;

(vi) Indebtedness with respect to all obligations and liabilities, contingent or otherwise, in respect of letters of credit, acceptances and similar facilities incurred in the ordinary course of business, including, without limitation, letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(vii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, Incurred in connection with any acquisition or disposition of any business, assets or a Subsidiary of the Company or assumed, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(viii) Indebtedness of the Company to a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an Incurrence of such Indebtedness;

(ix) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

(x) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Subsidiary Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Guarantor such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(xi) [intentionally omitted];

(xii) obligations in respect of self-insurance and obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and similar instruments and performance and completion guarantees and similar obligations provided by the Company or any Restricted Subsidiary, in each case, incurred in the ordinary course of business;

(xiii) Indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary of the Company and Preferred Stock of any Restricted Subsidiary of the Company in an aggregate principal amount which, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xiii) (and any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any such obligations), does not exceed the greater of (x) $1.0 billion and (y) 4.50% of Total Assets at the time of Incurrence; provided, however, that notwithstanding the foregoing, nothing contained herein shall prevent the Company or any Restricted Subsidiary from refinancing, refunding, extending, renewing or replacing any obligations Incurred under this clause (whether or not such obligations could be newly Incurred under this clause on the date of such refinancing, refunding, extension, renewal or replacement), so long as the obligations resulting from such refinancing, refunding, extension, renewal or replacement do not exceed the sum of (A) the outstanding principal amount or, if greater, committed amount of such obligations at the time such obligations became Permitted Debt under this Indenture, plus accretion of original issue discount, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock Incurred or issued under this clause (xiii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xiii) but shall be deemed Incurred for purposes of Section 4.03(a) from and after the first date on which the Company or the Restricted Subsidiary, as the case may be, could have Incurred or issued such Indebtedness, Disqualified Stock or Preferred Stock under Section 4.03(a) without reliance upon this clause (xiii));

(xiv) any guarantee or co-issuance by the Company or a Restricted Subsidiary of Indebtedness or other obligations of the Issuers or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness or other obligations by the Issuers or such Restricted Subsidiary is not prohibited under the terms of this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Securities or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable, any such guarantee or co-issuance of such Subsidiary Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary Guarantor’s Subsidiary Guarantee with respect to the Securities substantially to the same extent as such Indebtedness is subordinated to the Securities or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable;

(xv) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Company which serves to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock Incurred as permitted under Section 4.03(a) and clauses (iii), (iv), (v), (xv) and (xvi) of this Section 4.03(b) or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including lender premiums), defeasance costs, accrued interest, fees and expenses in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced, replaced, renewed, extended or defeased;

(2) has a Stated Maturity which is no earlier than the earlier of (i) the Stated Maturity of the Indebtedness being refunded or refinanced and (ii) one year after the Stated Maturity of the Securities;

(3) to the extent such Refinancing Indebtedness refinances (x) Indebtedness junior to the Securities or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is junior to the Securities or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable or (y) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock;

(4) is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium and fees Incurred in connection with such refinancing; and

(5) shall not include (x) Indebtedness of a Restricted Subsidiary of the Company that is not a Subsidiary Guarantor that refinances Indebtedness of the Company or a Guarantor, or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

(xvi) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided, however, that such Indebtedness, Disqualified Stock or Preferred Stock is not Incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided, further, however, that after giving effect to such acquisition and the Incurrence of such Indebtedness either:

(1) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a);

(2) the Fixed Charge Coverage Ratio would not be less than immediately prior to such acquisition; or

(3) such Indebtedness is Incurred by an Issuer or a Guarantor and does not require the payment in cash of principal (other than in respect of working capital adjustments) prior to the Stated Maturity of the Securities, has a final maturity which extends beyond the Stated Maturity of the Securities, and is subordinated to the Securities;

(xvii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within ten Business Days of its Incurrence;

(xviii) Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to any Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(xix) Contribution Indebtedness;

(xx) Indebtedness of the Company or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xxi) Indebtedness of Foreign Subsidiaries of the Company in an amount not to exceed the greater of (x) $500 million or (y) 2.25% of Total Assets of all Foreign Subsidiaries at the time of such Incurrence;

(xxii) [intentionally omitted];

(xxiii) Indebtedness of the Company or any Restricted Subsidiary Incurred in the ordinary course of business under guarantees of Indebtedness of suppliers, licensees, franchisees or customers in an aggregate amount not to exceed $150 million at any one time outstanding;

(xxiv) to the extent constituting Indebtedness, obligations in respect of (A) customer deposits and advance payments received in the ordinary course of business, (B) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business and (C) any customary cash management, cash pooling or netting or setting off arrangements or automatic clearinghouse arrangements in the ordinary course of business;

(xxv) [intentionally omitted];

(xxvi) Indebtedness to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company or any other direct or indirect parent of the Company permitted by this Indenture;

(xxvii) Indebtedness in connection with a Qualified Receivables Financing; and

(xxviii) Indebtedness in connection with a Qualified Real Estate Financing Facility.

(c) For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred pursuant to Section 4.03(a), the Company shall, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock in any manner that complies with this Section 4.03 and such item of Indebtedness, Disqualified Stock or Preferred Stock shall be treated as having been Incurred pursuant to only one of the clauses in Section 4.03(b) or pursuant to Section 4.03(a), but may be Incurred partially under one clause and partially under one or more other clauses; provided that all Indebtedness under the ABL Facility which is in existence or committed to on or prior to the Initial Escrow Release Date and the Indebtedness under the Term Loan Facility outstanding or committed to on or prior to the

Initial Escrow Release Date, in each case, shall be deemed to have been Incurred on the Initial Escrow Release Date pursuant to clauses (i) and (ii) respectively, of Section 4.03(b) and the Issuers shall not be permitted to reclassify all or any portion of such Indebtedness. Accrual of interest, the accretion of accreted value, the amortization or accretion of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or similar instruments relating to, or Liens securing, Indebtedness which are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03. Indebtedness that is cash collateralized shall not be deemed to be Indebtedness hereunder to the extent of such cash collateralization. The principal amount of any Disqualified Stock or Preferred Stock will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof.

(d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

SECTION 4.04. Limitation on Restricted Payments.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger or consolidation involving the Company (other than (A) dividends, payments or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests; or (B) dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary of the Company, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii) purchase or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent company of the Company held by any Person other than the Company or a Restricted Subsidiary;

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (viii) and (x) of Section 4.03(b)); or

(iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(i) no Default or Event of Default shall have occurred and be continuing or would occur as an immediate consequence thereof;

(ii) immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a); and

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Initial Escrow Release Date and not returned or rescinded (including Restricted Payments permitted by clauses (i) and (xiii)(B) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the sum of, without duplication,

(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on the first day of the first fiscal quarter after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(B) 100% of the aggregate net proceeds, including cash and the Fair Market Value of property other than cash, received by the Company after the Issue Date from the issue or sale of Equity Interests of the Company or any direct or indirect parent company of the Company (excluding (without duplication) Refunding Capital Stock, Designated Preferred Stock, Cash Contribution Amount, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon conversion of Indebtedness or upon exercise of warrants or options (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries to the extent funded by the Company or any of its Restricted Subsidiaries), plus

(C) 100% of the aggregate amount of contributions to the capital of the Company received in cash and the Fair Market Value of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and the Cash Contribution Amount), plus

(D) the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, of the Company or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Company or any direct or indirect parent of the Company (other than Disqualified Stock), plus the amount of any cash and the Fair Market Value of any property received by the Company or such Restricted Subsidiary in connection with such exchange, plus

(E) 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by the Company or any Restricted Subsidiary from:

(I) the sale or other disposition (other than to the Company or a Restricted Subsidiary of the Company) of Restricted Investments or Permitted Investments made by the Company and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments or Permitted Investments from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (vii) or (x) of Section 4.04(b)),

(II) the sale (other than to the Company or a Restricted Subsidiary of the Company) of the Capital Stock of an Unrestricted Subsidiary, or

(III) a distribution or dividend from an Unrestricted Subsidiary, plus

(F) in the event any Unrestricted Subsidiary of the Company has been redesignated as a Restricted Subsidiary or has been merged or consolidated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, in each case after the Issue Date, the Fair Market Value of the Investment of the Company in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the Investment in the Unrestricted Subsidiary was made pursuant to clause (vii) or (x) of Section 4.04(b)).

(b) The provisions of Section 4.04(a) shall not prohibit:

(i) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration such payment or the giving of such notice would have complied with the provisions of this Indenture (assuming in the case of a redemption payment, the giving of such notice would have been deemed a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);

(ii) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Company or any direct or indirect parent of the Company or Subordinated Indebtedness of the Issuers or any Subsidiary Guarantor in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of fractional shares), or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company or any direct or indirect parent company of the Company or contributions to the equity capital of the Company (other than any Disqualified Stock or any Equity Interests sold to a Restricted Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Restricted Subsidiaries to the extent funded by the Company and its Restricted Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock;

(iii) the redemption, defeasance, repurchase or other acquisition or retirement of (x) Subordinated Indebtedness of the Issuers or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuers or any Subsidiary Guarantor or (y) Disqualified Stock of the Issuers or any Subsidiary Guarantor made in exchange for, or out of the proceeds of a substantially concurrent sale of, Disqualified Stock of the Issuers or any Subsidiary Guarantor, in either case which constitutes Refinancing Indebtedness under Section 4.03(b)(xv);

(iv) the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent of the Company to finance any such repurchase, retirement or other acquisition) or retirement for value of Equity Interests of the Company or any direct or indirect parent of the Company held by any future, present or former employee, director or consultant of the Company or any direct or indirect parent of the Company or any Subsidiary of the Company (or the relevant Person’s estate or beneficiary of such Person’s estate) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (iv) do not exceed $85 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for succeeding calendar years up to a maximum of $60 million in the aggregate in any calendar year); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent of the Company (to the extent contributed to the Company) to employees, members of management, directors or consultants of the Company and its Restricted Subsidiaries or any direct or indirect parent of the Company that occurs after the Initial Escrow Release Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend shall not increase the amount available for Restricted Payments under Section 4.04(a)(3)); plus

(B) the cash proceeds of key man life insurance policies received by the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) and its Restricted Subsidiaries after the Initial Escrow Release Date;

(provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year); and provided further that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from members of management, directors, employees or consultants of the Company, or any direct or indirect parent company or Restricted Subsidiaries in connection with a repurchase of Equity Interests pursuant to this clause (iv) of the Company or any direct or indirect parent company will not be deemed to constitute a Restricted Payment);

(v) (a) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or Disqualified Stock or Preferred Stock of any of its Restricted Subsidiaries and (b) payment of any redemption price or liquidation value of any such Disqualified Stock or Preferred Stock when due in accordance with its terms, in each case, Incurred in accordance with Section 4.03;

(vi) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Initial Escrow Release Date and the declaration and payment of dividends to any direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent company of the Company issued after the Initial Escrow Release Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Company would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by the Company from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Initial Escrow Release Date;

(vii) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed the greater of (x) $675 million and (y) 3.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(viii) (a) the payment of dividends on the Company’s common stock (or the payment of dividends to any direct or indirect parent of the Company to fund the payment by any direct or indirect parent of the Company of dividends on such entity’s common stock) of up to 6.0% per annum of the net proceeds received by the Company from any public offering of common stock or contributed to the Company by any direct or indirect parent of the Company from any public offering of common stock or (b) in lieu of all or a portion of dividends permitted by clause (a) above, repurchases of Equity Interests of the Company or any direct or indirect parent of the Company for aggregate consideration that, when taken together with dividends permitted under clause (a), does not exceed the amount contemplated by clause (a);

(ix) Investments that are made with Excluded Contributions;

(x) other Restricted Payments in an aggregate amount not to exceed the greater of (x) $750 million and (y) 3.25% of Total Assets at the time of such Restricted Payment;

(xi) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary of the Company by, Unrestricted Subsidiaries or Excluded Assets;

(xii) (A) with respect to any taxable period ending after the Initial Escrow Release Date for which the Company is treated as a partnership for U.S. federal income tax purposes, distributions to the Company’s equity owners in an aggregate amount equal to the product of (1) the taxable income of the Company’s for such taxable period, reduced by any cumulative net taxable loss with respect to all prior taxable periods ending after the Initial Escrow Release Date (determined as if all such taxable periods were one taxable period) to the extent such cumulative net taxable loss would have been deductible by the partners against such taxable income if such loss had been incurred in the taxable period in question (assuming that the partners have no items of income, gain, loss, deduction or credit other than through the Company) and (2) the highest combined marginal U.S. federal, state and local income and Medicare tax rate applicable to any equity owner of the Company for such taxable period (taking into account the character of the taxable income in question (long term capital gain, qualified dividend income, etc.) and the deductibility of state and local income taxes for U.S. federal income tax purposes (and any applicable limitation thereon)), and (B) with respect to any taxable period ending before the Initial Escrow Release Date for which the Company was treated as a partnership for U.S. federal income tax purposes, distributions to the Company’s equity owners in an aggregate amount equal to the product of (1) any additional taxable income for such taxable period resulting from a tax audit adjustment made after the Initial Escrow Release Date and (2) the highest combined marginal U.S. federal, state and local income tax rate applicable to any equity owner of the Company for such taxable period (taking into account the character of the additional taxable income in question (long term capital gain, qualified dividend income, etc.) and the deductibility of state and local income taxes for U.S. federal income tax purposes (and any applicable limitations thereon)) plus any penalties, additions to tax or interest that may be imposed as a result of such audit adjustment;

(xiii) the payment of dividends, other distributions or other amounts by the Company to, or the making of loans to, any direct or indirect parent, in the amount required for such parent to, if applicable:

(A) pay amounts equal to the amounts required for any direct or indirect parent of the Company to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits (including indemnification, insurance and insurance premiums) payable to officers and employees of any direct or indirect parent of the Company, if applicable, and general corporate overhead expenses of any direct or indirect parent of the Company, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Company, if applicable, and its Restricted Subsidiaries;

(B) pay, if applicable, amounts equal to amounts required for any direct or indirect parent of the Company, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been permanently contributed to the Company or any of its Restricted Subsidiaries; and

(C) pay customary and reasonable costs and expenses of financings, acquisitions or offerings of securities of any direct or indirect parent of the Company that are not consummated;

(D) costs (including all professional fees and expenses) incurred by any direct or indirect parent of the Company in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary;

(E) expenses Incurred by any direct or indirect parent of the Company in connection with any public offering or other sale of Capital Stock or Indebtedness:

(1) where the net proceeds of such offering or sale are intended to be received by or contributed to the Company or a Restricted Subsidiary,

(2) in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed, or

(3) otherwise on an interim basis prior to completion of such offering so long as direct or indirect parent of the Company shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed;

(xiv) the payment of cash dividends or other distributions on the Company’s Capital Stock used to (or the making of loans to any direct or indirect parent of the Company to) fund the payment of fees and expenses owed by the Company (or any direct or indirect parent company of the Company, as the case may be, or Restricted Subsidiaries of the Company) to Affiliates, in each case to the extent permitted by Section 4.07;

(xv) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or other rights if such Equity Interests represent a portion of the exercise price of such options or warrants and payment in cash in lieu of the issuance of fractional shares;

(xvi) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(xvii) the payment, purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, Disqualified Stock or Preferred Stock of the Company and its Restricted Subsidiaries pursuant to provisions similar to those described under Section 4.06 and Section 4.08; provided that, prior to or concurrently with such payment, purchase, redemption, defeasance or other acquisition or retirement for value, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Securities as a result of such Change of Control or Asset Sale, as the case may be, and has repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer, as the case may be;

(xviii) payments or distributions in connection with the Transactions as contemplated by the Offering Memorandum;

(xix) the payment of dividends, other distributions or other amounts to the Company used in connection with the termination of the LTIP Agreements;

(xx) distributions pursuant to the PDC CVR Agreement and the Casa Ley CVR Agreement (each as defined in the Offering Memorandum);

(xxi) distributions required in connection with a Qualified Real Estate Financing Facility; and

(xxii) distributions or payments of Receivables Fees, sales contributions and other transfers of and purchases of assets pursuant to repurchase obligations, in each case in connection with a Qualified Receivables Financing;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vi), (vii), (viii) and (x) of this Section 4.04(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) As of the Initial Escrow Release Date, all of the Company’s Subsidiaries (other than captive insurance companies) shall be Restricted Subsidiaries. The Company shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture.

(d) For purposes of this Section 4.04, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Company may classify such Investment or Restricted Payment in any manner that complies with this covenant and may later reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

SECTION 4.05. Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock; or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(i) contractual encumbrances or restrictions in effect or entered into on the Initial Escrow Release Date, including pursuant to or in connection with the Credit Agreements;

(ii) this Indenture, the Securities, the Subsidiary Guarantees and the Security Documents;

(iii) applicable law or any applicable rule, regulation or order or required by any regulatory authority;

(iv) any encumbrance or restriction pursuant to any agreement or other instrument of a Person or relating to any Capital Stock or Indebtedness of a Person acquired (including by merger, consolidation or other combination) by the Company or any Subsidiary of such Person which was in existence at the time of such acquisition of such Person, or the designation of such Person as a Restricted Subsidiary or assumed in connection with the acquisition of assets (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or its Subsidiaries, as applicable;

(v) contracts or agreements for the direct or indirect sale of assets or Equity Interests, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary;

(vi) any Secured Indebtedness permitted to be Incurred pursuant to Sections 4.03 and 4.12 that limit the right of the debtor to dispose of or otherwise encumber the assets securing such Indebtedness;

(vii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(viii) customary provisions in partnership agreements, limited liability company organizational documents, joint venture agreements and other similar agreements entered into in the ordinary course of business;

(ix) purchase money obligations and Capitalized Lease Obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(x) customary provisions contained in leases, licenses, contracts and other similar agreements in the ordinary course of business that impose restrictions of the type described in clause (c) above on the property subject to such agreement and customary provisions restricting disposition of real property interests set forth in any reciprocal easement agreement;

(xi) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(xii) other Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Company that is Incurred subsequent to the Initial Escrow Release Date pursuant to Section 4.03; provided that such encumbrances and restrictions contained in any agreement or instrument either (A) are not materially more restrictive than the encumbrances in effect on the Initial Escrow Release Date, or (B) will not materially affect the Issuers’ ability to make anticipated principal or interest payment on the Securities (as determined by the Company in good faith);

(xiii) any Restricted Investment not prohibited by Section 4.04 and any Permitted Investment;

(xiv) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary; and

(xv) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiv) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive as a whole with respect to such dividend and other restrictions than those contained in the dividend or other restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on ordinary shares shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Company or a Restricted Subsidiary of the Company to other Indebtedness Incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.06. Asset Sales.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless:

(1) the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration (including by way of relief or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value (as determined on the date the contractual obligation is entered into) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(i) any liabilities (as shown on the Issuers’ or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuers or any Restricted Subsidiary of the Company (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets;

(ii) any notes or other obligations or other securities or assets received by the Company or such Restricted Subsidiary of the Company from such transferee that are converted by the Company or such Restricted Subsidiary of the Company into cash within 180 days of the receipt thereof (to the extent of the cash received); and

(iii) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (x) $750 million and (y) 2.25% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)

shall each be deemed to be Cash Equivalents for the purposes of this Section 4.06(a).

(b) Within 365 days after the Company or any Restricted Subsidiary of the Company’s receipt of the Net Cash Proceeds of any Asset Sale, the Company or such Restricted Subsidiary of the Company may apply the Net Cash Proceeds from such Asset Sale, at its option:

(i) to the extent such Net Cash Proceeds are from an Asset Sale of CF Debt Priority Collateral, to repay either (A) Obligations under the First Lien Obligations, (B) Obligations under the Securities or (C) Second Lien Obligations (other than the Securities) (and in the case of revolving obligations, to correspondingly reduce commitments with respect thereto); provided that in the case of any repayment pursuant to clause (C), the Company or such Restricted Subsidiary will reduce Obligations under the Securities on an equal or ratable basis with any Second Lien Obligations repaid pursuant to clause (C) (1) on a pro rata basis as provided under Article 3 hereof, (2) through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or (3) by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Securities at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Securities that would otherwise be prepaid (which offer shall be deemed to be an Asset Sale Offer for purposes hereof); provided, that the Net Cash Proceeds from an Asset Sale of Collateral other than Safeway Collateral shall not be applied to the Remaining 2020/2021 Notes or Rolled 2027/2031 Notes;

(ii) to the extent such Net Cash Proceeds are from an Asset Sale of ABL Priority Collateral, to repay either (A) Obligations under the ABL Facility, (B) Obligations under the First Lien Obligations, (C) Obligations under the Securities or (D) Second Lien Obligations (other than the Securities) (and in the case of revolving obligations, to correspondingly reduce commitments with respect thereto); provided that in the case of any repayment pursuant to clause (D), the Company or such Restricted Subsidiary will reduce Obligations under the Securities on an equal or ratable basis with any Second Lien Obligations repaid pursuant to clause (C) (1) on a pro rata basis as provided under Article 3 hereof, (2) through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or (3) by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Securities at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Securities that would otherwise be prepaid (which offer shall be deemed to be an Asset Sale Offer for purposes hereof); provided, that the Net Cash Proceeds from an Asset Sale of Collateral other than Safeway Collateral shall not be applied to the Remaining 2020/2021 Notes or Rolled 2027/2031 Notes;

(iii) if the assets that are the subject of such Asset Sale do not constitute Collateral, to repay either (A) Obligations under the First Lien Obligations, (B) Obligations under the Securities or (C) Obligations under any other senior Indebtedness (and in the case of revolving obligations, to correspondingly reduce commitments with respect thereto); provided that in the case of any repayment pursuant to clause (C), the Issuers or such Restricted Subsidiary will reduce Obligations under the Securities on an equal or ratable basis with the Obligations under any senior Indebtedness repaid pursuant to clause (C) (1) on a pro rata basis as provided under Article 3 hereof, (2) through open-market purchases (to the extent such purchases are at or above 100% of the 100% of the principal amount thereof) or (3) by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Securities at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Securities that would otherwise be prepaid (which offer shall be deemed to be an Asset Sale Offer for purposes hereof); and/or

(iv) to acquire Additional Assets;

provided that in the case of clause (iv) above, a binding commitment (whether or not subject to conditions) shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment and, in the event such binding commitment is later canceled or terminated for any reason before such Net Cash Proceeds are so applied, the Company or such Restricted Subsidiary enters into another binding commitment (whether or not subject to conditions) within six months of such cancellation or termination of the prior binding commitment.

Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary of the Company may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise use such Net Cash Proceeds for any purpose not prohibited by this Indenture. Any Net Cash Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this Section 4.06(b) shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds (i) $100.0 million, in the case of a single transaction or a series of related transactions, or (ii) $200.0 million aggregate amount in any fiscal year, the Issuers shall make an offer (an “Asset Sale Offer”) to all Holders of Securities and to all holders of any other Additional Second Lien Obligations containing provisions similar to those set forth in this Indenture with respect to Asset Sales, to purchase the maximum principal amount of such Securities and such other Additional Second Lien Obligations, as appropriate, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or in the event such other Indebtedness was issued with original issue discount, 100% of the principal amount thereof), plus accrued and unpaid interest, if any (or such lesser price, if any, as may be provided by the terms of such other Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Section 4.06 and, in the case of Securities, is in a minimum amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuers shall commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed (i) $100.0 million, in the case of a single transaction or a series of related transactions, or (ii) $200.0 million aggregate amount in any fiscal year by sending the notice required pursuant to the terms of Section 4.06(f), with a copy to the Trustee. If the aggregate principal amount of Securities or the other Second Lien Obligations surrendered by such Holders and holders thereof exceeds the amount of Excess Proceeds, the Issuers shall select the Securities and such other Second Lien Obligations to be purchased on a pro rata basis based on the principal amount of the Securities or such other Second Lien Obligations tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero, and in the case of an Asset Sale Offer being effected in advance of being required to do so by this Indenture, the amount of Net Cash Proceeds the Issuers are offering to apply in such Asset Sale Offer shall be excluded in subsequent calculations of Excess Proceeds.

(c) The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(d) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Cash Proceeds from the Asset Sale (or Asset Sales) pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b). Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. On such date, the Company shall also irrevocably deposit with the Paying Agent (or, if the Company or a Wholly Owned Restricted Subsidiary is acting as a Paying Agent, segregate and hold in trust) a sum sufficient to pay the purchase price for the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company pursuant to such Asset Sale Offer. The Trustee (or a Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price for such Securities. In the event that the Excess Proceeds delivered by the Company to the Paying Agent is greater than the purchase price of the Securities tendered, the Trustee shall deliver the excess to the Company on the Business Day following the expiration of the Offer Period.

(e) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice of an Asset Sale Offer at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than two Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the end of the Offer Period more Securities are tendered pursuant to an Asset Sale Offer than the Issuers are required to purchase, selection of such Securities for purchase shall be made by the Issuers in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or if such Securities are not listed, by lot or such other method as the Issuers shall deem fair and appropriate (and in such manner as complies with applicable requirements of the Depository); provided that the Company shall not select Securities for purchase which would result in a Holder with a principal amount of Securities less than the minimum denomination to the extent practicable.

(f) Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each Holder of Securities at such Holder’s registered address (or otherwise in accordance with the Depository’s procedures). If any Security is to be purchased in part only, any notice of purchase that relates to such Security shall state the portion of the principal amount thereof that has been or is to be purchased.

(g) A new Security in principal amount equal to the unpurchased portion of any Security purchased in part shall be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the purchase date, unless the Company defaults in payment of the purchase price, interest shall cease to accrue on Securities or portions thereof purchased.

SECTION 4.07. Transactions with Affiliates.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, loan, advance or guarantee with any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $25 million, unless:

(i) such Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably have been obtained in a comparable transaction at the time of such transaction (or if earlier, the date on which such transaction is contractually agreed) by the Company or such Restricted Subsidiary with an unrelated Person; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company or any direct or indirect parent of the Company, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above (which resolution, if adopted by a majority of the Disinterested Directors shall be conclusive evidence of compliance with clause (i) above).

(b) The provisions of Section 4.07(a) shall not apply to the following:

(i) (A) transactions between or among the Company, the Co-Issuer and/or any of the Restricted Subsidiaries or any Person that becomes a Restricted Subsidiary as a result of the applicable transactions and (B) any merger of the Company and any direct parent of the Company; provided that such direct parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Company (if applicable) and such merger is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(ii) (x) Restricted Payments permitted by Section 4.04 and (y) Permitted Investments;

(iii) the payment of reasonable and customary fees and compensation paid to, and indemnities, insurance arrangements, reimbursements, and employment and severance arrangements provided on behalf of, former, current or future, officers, directors, employees or consultants of the Issuers or any Restricted Subsidiary or any direct or indirect parent company of the Company;

(iv) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a);

(v) payments or loans (or cancellation of loans) to employees or consultants in the ordinary course of business which are approved by a majority of the Board of Directors of the Company in good faith;

(vi) any agreement (other than with the Sponsor) as in effect as of the Initial Escrow Release Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of the Securities in any material respect than the original agreement as in effect on the Initial Escrow Release Date) or any transaction contemplated thereby;

(vii) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Initial Escrow Release Date and any amendment thereto or similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Initial Escrow Release Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Holders of the Securities in any material respect than the original agreement as in effect on the Initial Escrow Release Date;

(viii) (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, and are on terms at least as favorable that could reasonably have been obtained at such time from an unaffiliated party (determined at the time such transaction is entered into, or, if early, the date such transaction is contractually agreed) or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(ix) any transaction effected as part of a Qualified Receivables Financing, including dispositions and repurchases of assets;

(x) the issuance of Equity Interests (other than Disqualified Stock) of the Company and the granting of registration rights and other customary rights in connection therewith or any contribution to capital of the Company or any Restricted Subsidiary;

(xi) (A) the entering into of any agreement (and any amendment or modification of any such agreement) to pay, and the payment of, annual management, consulting, monitoring and advisory fees to the Sponsor in an aggregate amount in any fiscal year not to exceed the greater of (1) $50 million and (2) 3.0% of EBITDA for such fiscal year, plus all out-of-pocket reasonable expenses incurred by the Sponsor or any of its Affiliates in connection with the performance of management, consulting, monitoring, advisory or other services with respect to the Company and its Restricted Subsidiaries and (B) the payment to Sponsor or an Affiliate of Sponsor for the reasonable out-of-pocket costs of actual and necessary reasonable out-of-pocket legal, accounting, insurance, marketing, financial and similar types of services paid for by Sponsor or such Affiliate on behalf of the Issuers or any Restricted Subsidiary of the Issuers;

(xii) payments by the Company or any of its Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, consulting, underwriting or placement services or in respect of other investment banking or advisory activities, including, without limitation, in connection with the Transactions, operations, management, acquisitions, divestitures or other financing arrangements, which payments are approved by a majority of the Board of Directors of the Company or any direct or indirect parent of the Company in good faith;

(xiii) any contribution to the capital of the Company;

(xiv) transactions permitted by, and complying with, the provisions of Section 5.01;

(xv) transactions between the Company or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Company or any direct or indirect parent of the Company; provided, however, that such director abstains from voting as a director of the Company or such direct or indirect parent of the Company, as the case may be, on any matter involving such other Person;

(xvi) pledges of Equity Interests of Unrestricted Subsidiaries;

(xvii) any employment agreements, pension plans or other employee benefit plans or arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(xviii) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company or any direct or indirect parent of the Company or of a Restricted Subsidiary of the Company, as appropriate, in good faith;

(xix) in the case Section 4.04(b)(xii), the entering into any tax sharing agreement or arrangement with respect to such payments;

(xx) transactions entered into in good faith which provide for shared employees, services and/or facilities arrangements and which provide cost savings and/or other operational efficiencies;

(xxi) transactions between Albertson’s Group and any Person that is an Affiliate solely due to the fact that a director of such Person is also a director of the Company or any other direct or indirect parent of the Company; provided, however, that such director abstains from voting as a director of the Company or such direct or indirect parent of the Company, as the case may be, on any matter involving such other Person;

(xxii) (A) sales and purchase arrangements, joint purchasing arrangements and other service agreements in the ordinary course of business between, on the one hand, Albertson’s Group and, on the other hand, NAI and its Subsidiaries, for the sale and purchase, at cost, of inventory, equipment and supplies, (B) leases between NAI and/or its Subsidiaries and the Company and/or any of its Restricted Subsidiaries, and (C) certain transactions between NAI and/or its Subsidiaries and the Company and/or any of its Restricted Subsidiaries with respect to self-insurance matters and residual pharmacy transactions;

(xxiii) (A) sales and purchase arrangements, joint purchasing arrangements and other service agreements in the ordinary course of business between, on the one hand, Albertson’s Group and, on the other hand, SUPERVALU Inc. and its Subsidiaries, for the sale and purchase, at cost, of inventory, equipment and supplies, and leases between SUPERVALU Inc. and the Company or any of its Restricted Subsidiaries, and (B) one-time payments to be made in connection with the termination and/or transition of certain services under the transition services agreement between such Persons;

(xxiv) the Transactions, and payments of fees, expenses and other amount in connection therewith;

(xxv) any purchases by the Company’s Affiliates of Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Company’s Affiliates; provided that such purchases by the Company’s Affiliates are on the same terms as such purchases by such Persons who are not the Company’s Affiliates; and

(xxvi) transactions contractually agreed to between an Unrestricted Subsidiary with an Affiliate prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary.

SECTION 4.08. Change of Control.

(a) Upon a Change of Control, each Holder shall have the right to require the Issuers to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuers shall not be obligated to purchase any Securities pursuant to this Section 4.08 in the event that they have exercised their right to redeem such Securities in accordance with Article 3 of this Indenture.

(b) Within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem the Securities in accordance with Article 3 of this Indenture, the Issuers shall send a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating:

(i) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase all or a portion of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

(ii) the circumstances and relevant facts and financial information regarding such Change of Control;

(iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); and

(iv) the instructions determined by the Issuers, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased.

(c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuers at the address specified in the Change of Control Offer at least three Business Days prior to the purchase date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuers receive not later than two Business Days prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(d) On the purchase date, all Securities purchased by the Issuers under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuers shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

(e) Notwithstanding the foregoing provisions of this Section 4.08, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Issuers and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(f) At the time the Issuers deliver Securities to the Trustee that are to be accepted for purchase, the Issuers shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Issuers pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(g) Prior to any Change of Control Offer, the Issuers shall deliver to the Trustee an Officers’ Certificate stating that all conditions precedent contained herein to the right of the Issuers to make such offer have been complied with.

(h) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.08 by virtue thereof.

(i) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control (subject to any extensions to the extent set forth in the Change of Control Offer Notice).

(j) If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company or such third party shall have the right, upon not less than 30 nor more than 60 days’ prior notice, which notice must be given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Securities that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

SECTION 4.09. Compliance Certificate. Commencing with the fiscal year ending December 31, 2015, the Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuers they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or propose to take with respect thereto.

SECTION 4.10. Further Assurances, Instruments and Acts.

(a) Upon request of the Trustee, each of the Issuers shall, and the Issuers shall cause each existing and future Restricted Subsidiary to, execute and deliver such additional instruments, certificates or documents, and take all such actions as may be reasonably required from time to time in order to:

(i) carry out more effectively the purposes of the Security Documents;

(ii) create, grant, perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens created, or intended to be created, by the Security Documents; and

(iii) ensure the protection and enforcement of any of the rights granted or intended to be granted to the Trustee and/or Notes Collateral Agent under any other instrument executed in connection therewith.

SECTION 4.11. Future Guarantors. The Issuers shall cause each Restricted Subsidiary that is a wholly owned Domestic Subsidiary (unless such Subsidiary is not required to guarantee the Term Loan Facility or is already a Subsidiary Guarantor) that:

(a) guarantees any Indebtedness of the Issuers or any of their Restricted Subsidiaries; or

(b) Incurs any Indebtedness or issues any shares of Disqualified Stock,

in each case, other than (i) Indebtedness Incurred pursuant to the Non-Guarantor Exception and (2) any Permitted Debt referred to in Section 4.03(b), to execute and deliver to the Trustee (A) on or prior to the Initial Escrow Release Date, an Initial Escrow Release Date Supplemental Indenture and (B) after the Initial Escrow Release Date, a supplemental indenture in the form of Exhibit D hereto, in each case pursuant to which such Subsidiary shall guarantee payment of the Securities and to comply with the provisions of Section 4.10(b) to the extent any such compliance is required by the terms of the Security Documents.

SECTION 4.12. Liens.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or suffer to exist any Lien that secures any Indebtedness (other than Permitted Liens) on any asset or property of the Company or such Restricted Subsidiary, other than Liens securing Indebtedness that are junior in priority to the Liens on such property or assets securing the Securities, without effectively providing that the Securities or the applicable Subsidiary Guarantee, as the case may be, shall be equally and ratably secured with (or on a senior basis to) the Obligations secured by such Lien.

(b) Section 4.12(a) shall not require the Company or any Restricted Subsidiary of the Company to secure the Securities if the relevant Lien consists of a Permitted Lien. Any Lien which is granted to secure the Securities or such Guarantee under Section 4.12(a) shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Securities or such Guarantee under Section 4.12(a).

(c) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

SECTION 4.13. Maintenance of Office or Agency.

(a) The Company shall maintain in the United States, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency (in each case, if not the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 13.02; provided, however, no service of legal process may be made on the Issuers at an office of the Trustee.

(b) The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuers hereby designate the corporate trust office of the Trustee or its agent, as such office or agency of the Issuers in accordance with Section 2.04.

SECTION 4.14. Applicability, Discharge and Suspension of Covenants.

(a) Notwithstanding anything to the contrary herein, the covenants set forth in Section 4.01 through and including Section 4.13 above shall become effective only upon the occurrence of the Initial Escrow Release Date.

(b) If on any date following the Initial Escrow Release Date (i) the Securities have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), Section 4.03, Section 4.04, Section 4.05, Section 4.06, Section 4.07, and clause (iv) of Section 5.01(a) (collectively, the “Suspended Covenants”) shall no longer be applicable to such Securities.

(c) In the event that the Issuers and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time pursuant to Section 4.14(b) (any such period, a “Suspension Period”), and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Securities below an Investment Grade Rating, then the Issuers and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events.

(d) Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Cash Proceeds shall be reset at zero.

(e) In the event of any reinstatement of the Suspended Covenants pursuant to Section 4.14(c), no action taken or omitted to be taken by the Issuers or any of the Restricted Subsidiaries prior to reinstatement of covenants will give rise to a Default or Event of Default under this Indenture with respect to any Securities; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made after the Initial Escrow Release Date shall be calculated as though Section 4.04 had been in effect prior to, but not during the Suspension Period, provided that any Subsidiaries designated as Unrestricted Subsidiaries during the Suspension Period shall automatically become Restricted Subsidiaries on the Reversion Date (subject to the Company’s right to subsequently designate them as Unrestricted Subsidiaries in compliance with Section 4.04 and the definition of “Unrestricted Subsidiary” hereunder) and (2) all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period shall be classified to have been Incurred or issued pursuant to clause (iv) of Section 4.03(b).

(f) The Issuers shall provide written notice to the Trustee of the occurrence of any Covenant Suspension Event or Reversion Date, but no Default or Event of Default shall occur as a result of the failure to provide such notice. The Trustee shall have no obligation to (1) independently determine or verify if such events have occurred or (2) notify the Holders of the Securities of the occurrence of a Covenant Suspension Event or a Reversion Date.

SECTION 4.15. Limitations on Activities Prior to the Initial Escrow Release.

(a) Notwithstanding anything to the contrary herein, prior to the closing of the Safeway Acquisition, Merger Sub’s primary activities will be restricted to issuing the Securities, borrowing under the Credit Agreements, issuing capital stock to, and receiving capital contributions from, the Company, performing its obligations in respect of the Securities under this Indenture, the Credit Agreements, the Escrow Agreement and the Term Loan Escrow Agreement, consummating the Transactions and Initial Escrow Release, redeeming the Securities and repaying the Term Loan B-3 and Term Loan B-4, if applicable, and conducting such other activities as are necessary or appropriate to fulfill corporate activities, maintain its corporate existence and carry out the activities described above. Prior to the closing of the Safeway Acquisition, Merger Sub will not own, hold or otherwise have any interest in any assets other than the Escrow Account, the escrow account established under the Term Loan Escrow Agreement, cash and Cash Equivalents, and its rights under any agreement entered into in furtherance of completion of the Transactions.

(b) Notwithstanding anything to the contrary herein, prior to the closing of the Safeway Acquisition, Merger Sub shall not engage in any business activity or enter into any transaction or agreement (including, without limitation, making any Restricted Payment, incurring any Indebtedness (other than under this Indenture, the ABL Facility and the Term Loan Facility), incurring any Liens (other than under the Escrow Agreement, or in connection with the Indenture, the ABL Facility or the Term Loan Facility), entering into any merger, consolidation or sale of all or substantially all of its assets or engaging in any transaction with its Affiliates) except in the ordinary course of business or in furtherance of completion of the Safeway Acquisition and the Transactions substantially in accordance with the description of the Transactions in the Offering Memorandum, together with such amendments, modifications and waivers that are not materially adverse to the Holders of the Securities. The Company shall promptly provide notice to the Trustee of the occurrence of the Safeway Acquisition.

SECTION 4.16. Insurance. Each of the Issuers will maintain and cause its Subsidiaries to maintain with insurers, believed by the Issuers to be responsible, insurance against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties (it being understood that this Section 4.16 shall not prevent the use of deductible or excess loss insurance and shall not prevent (a) the Company or any of its Subsidiaries from acting as a self-insurer or maintaining insurance with another Subsidiary or Subsidiaries of the Company so long as such action is consistent with sound business practice or (b) the Company from obtaining and owning insurance policies covering activities of its Subsidiaries).

SECTION 4.17. Maintenance of Properties. Subject to, and in compliance with, the provisions of Article 11 and the provisions of the applicable Security Documents, the Issuers shall cause all material properties necessary in the conduct of their business or the business of any of the Subsidiary Guarantors to be maintained and kept in good operating condition, repair and working order (ordinary wear and tear, casualty loss and disposition excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided, that the Company shall not be obligated to make such repairs, renewals, replacements, betterments and improvements if the failure to do so would not result in a material adverse effect on the ability of the Issuers and the Subsidiary Guarantors to satisfy their payment obligations under the Securities, the Guarantees, this Indenture and the Security Documents.

ARTICLE 5

SUCCESSOR COMPANY

SECTION 5.01. When Company May Merge or Transfer Assets.

(a) The Company shall not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company or the Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Securities is a corporation; provided further, that the Co-Issuer may not consolidate or merge with or into any entity other than a corporation satisfying such requirements for so long as the Company remains a limited liability company;

(ii) the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under this Indenture, the Security Documents and the Securities pursuant to supplemental indentures;

(iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either

(A) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a); or

(B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would not be less than such ratio for the Issuers and their Restricted Subsidiaries immediately prior to such transaction;

(v) if the Successor Company is other than the Company, each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under this Indenture and the Securities;

(vi) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures and/or amendments or joinders with respect to the Security Documents (if any) comply with this Indenture;

(vii) the Successor Company causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to the Successor Company;

(viii) the Collateral owned by or transferred to the Successor Company shall (x) continue to constitute Collateral under this Indenture and the Security Documents, (y) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Trustee and the Holders of the Securities, and (z) not be subject to any Lien other than Permitted Liens; and

(ix) the property and assets of the Person which is merged or consolidated with or into the Successor Company, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Successor Company shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture.

The Successor Company (if other than the Company) shall succeed to, and be substituted for, the Company under this Indenture and the Securities, and the Company shall automatically be released and discharged from its obligations under this Indenture and the Securities. Satisfaction of the foregoing clauses (iii) and (iv) of this Section 5.01 shall not be required if (a) the Company or any Restricted Subsidiary shall consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Company or to another Restricted Subsidiary, and (b) the Company shall merge or consolidate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby (any transaction described in this sentence, a “Specified Merger/Transfer Transaction”).

(b) Subject to the provisions of Section 10.02(b) (which govern the release of a Subsidiary Guarantee upon the sale or disposition of a Restricted Subsidiary of the Company that is a Subsidiary

Guarantor), the Co-Issuer shall not and each Guarantor shall not, and the Company shall not permit the Co-Issuer or any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Co-Issuer or such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i) either (x) the Co-Issuer or such Guarantor, as applicable, is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Co-Issuer or such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person being herein called, as applicable, the “Successor Co-Issuer” or “Successor Guarantor”) and the Successor Co-Issuer or Successor Guarantor, as applicable (if other than the Co-Issuer or such Guarantor), expressly assumes all the obligations of the Co-Issuer or such Guarantor under this Indenture pursuant to a supplemental indenture or (y) such sale or disposition or consolidation or merger is not in violation of Section 4.06 (in which case clauses (ii) through (vi) of this Section 5.01(b) shall not apply);

(ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Co-Issuer or Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Co-Issuer or Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

(iii) the Successor Co-Issuer or Successor Guarantor (if other than the Co-Issuer or such Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

(iv) the Successor Co-Issuer or Successor Guarantor causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to the Successor Co-Issuer or Successor Guarantor, as applicable;

(v) the Collateral owned by or transferred to the Successor Co-Issuer or Successor Guarantor shall (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Trustee and the Holders of the Securities, and (c) not be subject to any Lien other than Permitted Liens; and

(vi) the property and assets of the Person which is merged or consolidated with or into the Successor Co-Issuer or Successor Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Successor Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture.

The Successor Co-Issuer or Successor Guarantor shall succeed to, and be substituted for, the Co-Issuer or such Guarantor, as applicable, under this Indenture and the Co-Issuer’s obligations or such Guarantor’s Guarantee, and the Co-Issuer or such Guarantor will automatically be released and discharged from its obligations under this Indenture. Notwithstanding the foregoing, (1) the Co-Issuer or a Guarantor may merge or consolidate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Person in another state of the United States, the District of Columbia or any territory of the United States, so long as the amount of Indebtedness of the Guarantor is not increased thereby, (2) a Guarantor may merge or consolidate with another Guarantor or the Company, and (3) a Guarantor may convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

For the avoidance of doubt, this Section 5.01 shall not apply to the Safeway Acquisition.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. An “Event of Default” occurs if:

(a) the Issuers default in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days,

(b) the Issuers default in the payment of principal or premium, if any, of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(c) the Issuers fail to comply with their obligations under Section 5.01,

(d) the Issuers or any of the Restricted Subsidiaries fail to comply with any of their obligations under the covenants set forth in Sections 4.08 (other than a failure to purchase Securities when required under Section 4.08) and such failure continues for 30 days after receipt of a related Notice of Default as specified below,

(e) the Issuers or any of the Restricted Subsidiaries fail to comply with any of their agreements in the Securities or this Indenture (other than those referred to in (a), (b), (c), or (d) above) and such failure continues for 60 days after receipt of a related Notice of Default as specified below,

(f) the Issuers or any Significant Subsidiary fail to pay any Indebtedness (other than Indebtedness owing to the Issuers or a Restricted Subsidiary of the Issuers) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $150 million or its foreign currency equivalent,

(g) the Company, the Co-Issuer or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company, the Co-Issuer or any Significant Subsidiary of the Company or the Co-Issuer in an involuntary case;

(ii) appoints a Custodian of the Company, the Co-Issuer or any Significant Subsidiary of the Company or the Co-Issuer or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Company, the Co-Issuer or any Significant Subsidiary of the Company or the Co-Issuer;

or any similar relief is granted under any foreign laws and, in each such case, the order or decree remains unstayed and in effect for 90 days,

(i) the Issuers or any Significant Subsidiary fails to pay final and non-appealable judgments aggregating in excess of $150 million or its foreign currency equivalent (net of any amounts which are covered by indemnities or insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof, and in the event such judgment is covered by indemnities or insurance, any creditor commences an enforcement proceeding upon such judgment or decree which is not promptly stayed,

(j) any Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor that qualifies as a Significant Subsidiary denies or disaffirms its obligations under this Indenture or any such Guarantee and such Default continues for 10 days after receipt of a related Notice of Default as specified below,

(k) unless all of the Collateral has been released in accordance with the provisions of the Security Documents, the Company or any of the Company’s Subsidiaries defaults in the performance of the Security Documents which adversely affects in any material respect the enforceability, validity, perfection or priority of the Liens on a material portion of the Collateral, the repudiation or disaffirmation by the Company or any of the Company’s Subsidiaries of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any of the Company’s Subsidiaries party thereto for any reason with respect to a material portion of the Collateral, which default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after receipt of a related Notice of Default as specified below; or

(l) failure of the Issuers to comply with Section 3.09 or Section 3.10.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (c), (d), (e) or (k) above shall not constitute an Event of Default until the Trustee notifies the Issuers in writing or the Holders of at least 30% in principal amount of the outstanding Securities notifies the Issuers and the Trustee in writing of the Default and the Issuers do not cure such Default within the time specified in clauses (c), (d), (e) or (k) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” The Issuers shall deliver to the Trustee, within thirty (30) days after the occurrence thereof, written notice of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuers are taking or propose to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Issuers) occurs and is continuing, the Trustee by written notice to the Issuers or the Holders of at least 30% in principal amount of outstanding Securities by written notice to the Issuers and the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to the Company or Co-Issuer occurs, the principal of, premium, if any, and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

In the event of any Event of Default specified in Section 6.01(f), such Event of Default and all consequences thereof (excluding, however, any resulting payment default, other than as a result of the acceleration of the Securities) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Securities, if within 20 days after such Event of Default arose the Company delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults. Provided the Securities are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected, in which case each Holder so affected may waive such Default or Event of Default (but excluding, for the avoidance of doubt, a payment Event of Default occurring as a result of the acceleration of the Securities, which may be rescinded pursuant to Section 6.02). When a Default or Event of Default is waived, such Default or Event of Default shall cease to exist, and any such Default or Event of Default shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. Except as otherwise provided in the Security Documents, the Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits.

(a) Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(ii) the Holders of at least 30% in principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v) the Holders of a majority in principal amount of the Securities do not give the Trustee a written direction inconsistent with the request prior to the expiration of such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07. Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, the Co-Issuer or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems reasonably necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuers or any Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. Except to the extent otherwise set forth in the Security Documents, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee and the Notes Collateral Agent for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company or, to the extent the Trustee collects any amount for any Subsidiary Guarantor, to such Subsidiary Guarantor.

The Trustee, upon prior written notice to the Issuers and the Subsidiary Guarantors, may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall send to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by an Issuer, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance on the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested (and subject to clause (g) below) in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney, at the expense of the Issuers and shall incur no liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(k) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

(l) The Trustee shall not be responsible or liable for the environmental condition or any contamination of any property encumbered by any mortgage or deed of trust or for any diminution in value of any such property as a result of any contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant. The Trustee shall not be liable for any claims by or on behalf of the Holders or any other person or entity arising from contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant, and shall have no duty or obligation to assess the environmental condition of any such property or with respect to compliance of any such property under state or federal laws pertaining to the transport, storage, treatment or disposal of, hazardous substances, hazardous materials, pollutants, or contaminants or regulations, permits or licenses issued under such laws.

(m) The Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Issuers or any Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

(n) The Trustee shall not be obligated to acquire possession of or take any action with respect to any property encumbered by a mortgage or deed of trust, if as a result of such action, the Trustee would be considered to hold title to, to be a “mortgagee in possession of”, or to be an “owner” or “operator” of such property within the meaning of the Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended from time to time, unless the Trustee has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the such property is in compliance with applicable environmental laws or, if not, that it would be in the best interest of the Holders to take such actions as are necessary for such property to comply therewith and (ii) there are not circumstances present at such property relating to the use, management or disposal of any hazardous wastes for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Holders to take such actions with respect to such property. Notwithstanding the foregoing, before taking any such action, the Trustee may require that a satisfactory indemnity bond or environmental impairment insurance be furnished to it for the payment or reimbursement of all expenses to which it may be put and to protect it against all liability resulting from any claims, judgments, damages, losses, fees, penalties or expenses which may result from such action.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Securities, it shall not be accountable for the Issuers’ use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers or any Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (g), (h), (i), (j), (k) or (l) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 13.02 from the Issuers, any Guarantor or any Holder.

SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Trust Officer, the Trustee shall send to each Holder notice of the Default within the later of 90 days after it occurs and 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06. [Reserved].

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly following receipt of written request therefor upon request for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the compensation and reasonable and documented out-of-pocket expenses, disbursements and advances of the Trustee’s agents, counsel (limited to one law firm and one local counsel), accountants and experts. The Issuers and each Guarantor, jointly and severally, shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or Guarantee against the Issuers or a Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by any Issuer, any Guarantor, any Holder or any other Person). The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve any Issuer or any Guarantor of its indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable good faith cooperation at the Issuers’ reasonable expense in the defense. The Trustee may have separate counsel and the Issuers and the Guarantors, as applicable, shall pay the fees and reasonable and documented out-of-pocket expenses of such counsel; provided, however, that the Issuers shall not be required to pay such fees and expenses if they assume the Trustee’s defense and, in the reasonable judgment of outside counsel to the Trustee, there is no actual or potential legal conflict of interest between the Issuers and the Guarantors, on the one hand, and the Trustee on the other hand, in connection with such defense. Neither the Issuers nor the Guarantors shall be required to reimburse any expense or indemnify against any loss, liability or expense (a) incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith, or (b) if it is the result of the settlement of a claim for which indemnification may be sought hereunder and the Trustee shall have settled such claim without the Issuers’ consent (such consent not to be unreasonably withheld).

To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Issuers’ and the Guarantors’ payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.

(a) The Trustee may resign at any time by so notifying the Issuers. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee, with the Issuers’ written consent, which consent will not be unreasonably withheld. The Issuers may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

(b) If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee with the Issuers’ written consent, which consent will not be unreasonably withheld, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11. Preferential Collection of Claims Against the Issuers. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Discharge of Liability on Securities; Defeasance.

This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration or transfer or exchange of Securities, as expressly provided for in this Indenture) as to all outstanding Securities and the Liens in favor of the Notes Collateral Agent securing the Securities under the Security Documents shall terminate when:

(a) either (i) all the Securities theretofore authenticated and delivered (other than Securities pursuant to Section 2.08 which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all of the Securities (A) have become due and payable, (B) will become due and payable at their stated maturity within one year or (C) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient in the written opinion of a firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited) to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b) the Issuers and/or the Guarantors have paid all other sums payable under this Indenture; and

(c) the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Subject to Section 8.02, the Issuers at any time may terminate (i) all of their obligations under the Securities, this Indenture (with respect to such Securities) and the Security Documents (“legal defeasance option”) or (ii) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10, 4.11, 4.12, 4.15, 4.16 and 4.17 and the operation of Section 5.01 and Sections 6.01(c), 6.01(d), 6.01(e) (with respect to any Default under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10, 4.11, 4.12, 4.15, 4.16 and 4.17), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company only), 6.01(h) (with respect to Significant Subsidiaries of the Company only), 6.01(i), 6.01(j), 6.01(k) and 6.01(l), and the Security Documents (“covenant defeasance option”). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. In the event that the Issuers terminate all of their obligations under the Securities and this Indenture (with respect to such Securities) by exercising their legal defeasance option or their covenant defeasance option, the obligations of each Guarantor under its Guarantee of such Securities shall be terminated simultaneously with the termination of such obligations and the Liens securing the Securities will be released.

If the Issuers exercise their legal defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default. If the Issuers exercise their covenant defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default specified in Sections 6.01(c), (d), (e), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company only), 6.01(h) (with respect to Significant Subsidiaries of the Company only), 6.01(i) (with respect to Significant Subsidiaries of the Company only), 6.01(j), 6.01(k) or 6.01(l) or because of the failure of the Issuers to comply with Section 5.01.

Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

(d) Notwithstanding clauses (a) and (b) above, the Issuers’ obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09 and 7.07 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuers’ obligations in Sections 7.07, 8.05, 8.06 and 11.12 shall survive such satisfaction and discharge.

SECTION 8.02. Conditions to Defeasance.

(a) The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

(i) the Issuers irrevocably deposit in trust with the Trustee (A) cash in U.S. Dollars, in an amount sufficient, (B) U.S. Government Obligations, the principal of and the interest on which will be sufficient, or (C) a combination thereof sufficient, in each case when taken together with anticipated earnings on such amounts, to pay the principal of, premium (if any) and interest on the applicable Securities when due at maturity or redemption, as the case may be, and the Issuers must specify whether such Securities are being defeased to maturity or to a particular redemption date;

(ii) in the case of (a)(i)(B) or (a)(i)(C), the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be;

(iii) the deposit does not constitute a default under any other agreement binding on the Issuers, the loss of which could reasonably be expected to result in a material adverse effect on the business and assets of the Issuers (other than a default resulting from the borrowing of funds to be applied to the deposit required pursuant to clause (i) of this Section 8.02(a) and granting any Lien on such deposit);

(iv) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(v) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(vi) the Issuers deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or discharge of the Securities to be so defeased and discharged as contemplated by this Article 8 have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (iv) above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the names, and at the expense, of the Issuers.

(b) Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust all money and U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities so discharged or defeased.

SECTION 8.04. Repayment to Issuers. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuers upon request any money or U.S. Government Obligations held by it as provided in this Article 8 which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

The Trustee and each Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05. Indemnity for U.S. Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited with it pursuant to this Article 8 or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuers have made any payment of principal of, or interest on, any such Securities because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.01. Without Consent of the Holders. Notwithstanding Section 9.02 of this Indenture, the Issuers, any Guarantor (with respect to a Guarantee or this Indenture) and the Trustee and the Notes Collateral Agent, as applicable, may amend or supplement this Indenture, the Security Documents, the Intercreditor Agreements and any Guarantee or Securities without notice to or consent of any Holder:

(i) to cure any ambiguity, omission, mistake, defect, error or inconsistency;

(ii) to provide for uncertificated Securities of such series in addition to or in place of certificated Securities;

(iii) to comply with Article 5;

(iv) to provide for the assumption of the Issuers’ or any Guarantor’s obligations to the Holders;

(v) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights of any such Holder under this Indenture;

(vi) to add covenants for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers or any Guarantor;

(vii) to provide for the issuance of Additional Securities in accordance with the terms hereof, which shall have terms substantially identical in all material respects to the Securities, and which shall be treated, together with any outstanding Securities, as a single issue of securities;

(viii) to evidence and provide for the acceptance and appointment hereunder of a successor Trustee pursuant to the requirements hereof;

(ix) to add a Guarantor or a co-obligor of the Securities under this Indenture or to release any such Guarantor or a Guarantee if at the time of such release such Guarantor is not otherwise required to be a Guarantor;

(x) to conform the text of this Indenture, the Security Documents, the Intercreditor Agreements, Guarantees or the Securities to any provision of the “Description of Secured Notes” section of the Offering Memorandum as evidenced by an Officers’ Certificate of the Company;

(xi) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Securities, as additional security for the payment and performance of all or any portion of the Second Lien Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Notes Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise;

(xii) to release Collateral from the Lien granted by this Indenture and the Security Documents or to release Guarantors when permitted or required by the Security Documents or this Indenture, in each case, in accordance with this Indenture; or

(xiii) to add replacement ABL Obligations, Additional First Lien Obligations or Additional Second Lien Obligations under the Intercreditor Agreements.

Upon the request of the Issuers, and upon receipt by the Trustee of the documents described in Section 9.07, the Trustee and, as applicable, the Notes Collateral Agent shall join with the Issuers and, if applicable, the Guarantors in the execution of such supplemental indenture. After an amendment under this Section 9.01 becomes effective, the Issuers shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02. With Consent of the Holders.

(a) The Issuers, the Guarantors (with respect to a Guarantee or this Indenture), the Trustee and the Notes Collateral Agent (with respect to a Security Document, an Intercreditor Agreement or this Indenture) may amend this Indenture, the Guarantees, the Security Documents, the Intercreditor Agreements or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder of an outstanding Security affected, an amendment may not:

(i) reduce the amount of Securities whose Holders must consent to an amendment;

(ii) reduce the rate of or extend the time for payment of interest on any Security when due;

(iii) reduce the principal of or change the Stated Maturity of any Security;

(iv) reduce the premium payable upon the redemption of any Security in accordance with Article 3;

(v) make any Security payable in money other than that stated in such Security;

(vi) impair the right of any Holder to receive payment of, principal of, premium, if any, and interest on such Holder’s Securities on or after the date due or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(vii) make any change in Section 6.07 or the second sentence of this Section 9.02(a);

(viii) expressly subordinate the Securities or any Guarantee or otherwise modify the ranking thereof to any other Indebtedness of the Issuers or any Guarantor;

(ix) modify the Guarantees in any manner materially adverse to the Holders; or

(x) make any change in the provisions in the Intercreditor Agreements or this Indenture dealing with the application of proceeds of Collateral that would materially adversely affect the Holder of the Securities.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(b) Notwithstanding the requirements of Section 9.02(a), any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Securities or otherwise modifies the Intercreditor Agreements or other Security Documents in any manner that is not contemplated thereunder will require the consent of the Holders of at least 66.6% in aggregate principal amount of the Securities and the other Second Lien Obligations then outstanding, voting together.

(c) After an amendment under this Section 9.02 becomes effective, the Issuers shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03. Amendments Prior to Escrow End Date. Notwithstanding anything to the contrary herein, prior to the applicable Escrow End Date, any modifications, waivers, amendments, consents or elimination of any provision under this Indenture or the Escrow Agreement related to any matters addressed in Sections 3.09, 3.10 and 4.15 hereof or Sections 3 or 5 of the Escrow Agreement shall require the consent of Holders of at least 66.6% of the Securities affected thereby (except for modifications or amendments that (i) cure any ambiguity, omission, mistake, defect, error or inconsistency, (ii)

provide additional rights or benefits to the Holders or do not materially adversely affect the legal rights under this Indenture or the Escrow Agreement of the Holders, (iii) evidence or provide for the acceptance and appointment of a successor Escrow Agent, or (iv) conform the text of this Indenture or the Escrow Agreement to any provision of the Offering Memorandum, which may be made by the Issuers and the Trustee or Escrow Agent, as applicable).

SECTION 9.04. [Reserved].

SECTION 9.05. Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Issuers certifying that the requisite principal amount of Securities have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuers or the Trustee of consents by the Holders of the requisite principal amount of Securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuers, the Guarantors, the Trustee and, as applicable, the Notes Collateral Agent.

(b) The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.06. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Issuers may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.07. Trustee and Notes Collateral Agent to Sign Amendments. The Trustee and, as applicable, the Notes Collateral Agent, shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Notes Collateral Agent. If it does, the Trustee or Notes Collateral Agent may but need not sign it. In signing any amendment, supplement or waiver, the Trustee or Notes Collateral Agent, as applicable, shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.08. Additional Voting Terms; Calculation of Principal Amount. All Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter. Determinations as to whether Holders of the requisite aggregate principal amount of Securities have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.

ARTICLE 10

GUARANTEES

SECTION 10.01. Guarantees.

(a) Prior to the Initial Escrow Release Date, the Securities will not be guaranteed. From and after the Initial Escrow Release Date, the Securities will be guaranteed by the Guarantors party to the Initial Escrow Release Supplemental Indenture. Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees on a senior secured basis, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuers under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, premium, if any, or interest on in respect of the Securities and all other monetary obligations of the Issuers under this Indenture, the Security Documents and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.02(b).

(c) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Issuers’ or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuers be sued prior to an action being initiated against such Guarantor.

(d) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e) Except as expressly set forth in Sections 8.01, 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(f) Except as set forth in Sections 8.01 and 10.02, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Except as set forth in Sections 8.01 and 10.02, each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuers to the Holders and the Trustee in respect of the Guaranteed Obligations.

(h) Each Guarantor agrees that it shall not be entitled to exercise any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(j) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02. Limitation on Liability.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture or the Subsidiary Guarantee, as each relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) A Subsidiary Guarantee as to any Subsidiary Guarantor shall automatically terminate and be of no further force or effect and such Subsidiary Guarantor shall be deemed to be released and discharged from all obligations under this Article 10 upon:

(i) such Guarantor ceasing to be a Restricted Subsidiary or otherwise not being required to guarantee the obligations under the Term Loan Facility as a result of a disposition permitted under this Indenture;

(ii) such Person is the parent holding company of a Real Estate Subsidiary party to a Qualified Real Estate Financing Facility if such guaranty is prohibited by the terms of such Qualified Real Estate Financing Facility;

(iii) the Issuers designating such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under Section 4.04 and the definition of “Unrestricted Subsidiary”;

(iv) in the case of any Restricted Subsidiary which is required to guarantee the Securities pursuant to Section 4.11, the release or discharge of the guarantee by such Restricted Subsidiary of Indebtedness of the Issuers or any Restricted Subsidiary of the Company or such Restricted Subsidiary or the repayment of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the Securities;

(v) in the case of any Subsidiary that guarantees or is an obligor of the Term Loan Facility or the ABL Facility, if no Default or Event of Default shall have occurred and be continuing under this Indenture, the release of such Subsidiary from the guarantee or its obligations under the Term Loan Facility or the ABL Facility; or

(vi) the Issuers’ exercise of their legal defeasance option or covenant defeasance option as described under Section 8.01 or if the Issuers’ obligations under this Indenture are discharged in accordance with the terms of this Indenture.

(c) A Subsidiary Guarantee also shall be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Obligations under the Credit Agreements or other exercise of remedies in respect thereof.

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the

Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary and each other Person that is required to become a Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee (i) if such Subsidiary and/or other Person is required to become a Guarantor on or prior to the Initial Escrow Release Date, an Initial Escrow Release Date Supplemental Indenture and (i) if such Subsidiary and/or other Person is required to become a Guarantor after the Initial Escrow Release Date, a supplemental indenture in the form of Exhibit D hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

SECTION 10.07. Non-Impairment. The failure to endorse a Guarantee on any Security shall not affect or impair the validity thereof.

ARTICLE 11

SECURITY

SECTION 11.01. Security Documents. The due and punctual payment of the principal of, premium and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Securities and performance of all other Obligations of the Issuers and the Guarantors to the Holders, the Notes Collateral Agent and the Trustee under this Indenture, the Securities, the Guarantees, the Intercreditor Agreements and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure Second Lien Obligations, subject to the terms of the Intercreditor Agreements. The Trustee, the Issuers and the Guarantors hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Second Lien Secured

Parties and pursuant to the terms of the Security Documents and the Intercreditor Agreements. Each Holder, by accepting a Security, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreements, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and the Intercreditor Agreements on the Initial Escrow Release Date, and at any time after the Initial Escrow Release Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.01, to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby and thereby, according to the intent and purposes herein expressed. The Issuers shall, and shall cause the Restricted Subsidiaries of the Issuers to, take any and all actions and make all filings (including the filing of Uniform Commercial Code financing statements, continuation statements and amendments thereto) required to cause the Security Documents to create and maintain, as security for the Second Lien Obligations of the Issuers and the Guarantors to the Second Lien Secured Parties under this Indenture, the Securities, the Guarantees, the Intercreditor Agreements and the Security Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreements and the Security Documents), in favor of the Notes Collateral Agent for the benefit of itself, the Second Lien Secured Parties and the Trustee subject to no Liens other than Permitted Liens.

Promptly following the Initial Escrow Release Date, the Issuers, the Guarantors and the Notes Collateral Agent shall enter into the Security Documents establishing the terms of the security interests with respect to the Collateral, substantially in the form delivered to the Term Loan Collateral Agent with appropriate changes. The Issuers and the Guarantors shall take other actions in connection therewith (including, without limitation, use of commercially reasonable efforts to deliver to the Notes Collateral Agent mortgages, delivery of title insurance policies, surveys, officer’s certificates, opinions of counsel and other documents substantially in the form delivered to the Term Loan Collateral Agent with appropriate changes) within (i) 180 days following the Initial Escrow Release Date or (ii) if the Term Loan Collateral Agent has agreed to a longer period (or extension thereof) (notice of which shall be provided to the Notes Collateral Agent) with respect to the Term Loan Collateral Agent to secure the First Lien Obligations, such longer period. Upon delivery to the Notes Collateral Agent of the title insurance policies, surveys, officer’s certificates, opinions of counsel and other documents substantially in the form delivered to the Term Loan Collateral Agent, there shall also be delivered to the Notes Collateral Agent an Officers’ Certificate stating that the Issuers and Guarantors have satisfied their obligations under this paragraph, upon which the Notes Collateral Agent may conclusively rely.

SECTION 11.02. Releases of Collateral.

(a) Collateral may be released from the Lien and security interest created by the Security Documents at any time and from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreements and this Indenture. Notwithstanding anything to the contrary in the Security Documents, the Intercreditor Agreements and this Indenture, the Issuers and the Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes, the First Lien Obligations and the ABL Obligations under any one or more of the following circumstances

(i) at the time of any sale, transfer or other disposition of such property or assets to a person that is not an Issuer or a Guarantor to the extent not prohibited under Section 4.06;

(ii) to the extent the Lien encumbers Collateral that secures or will secure a Qualified Real Estate Financing Facility, if the Liens on such Collateral securing the ABL Obligations, the First Lien Obligations, the Remaining Safeway Notes and any other Second Lien Obligations are concurrently released;

(iii) any pledge in favor of the Notes Collateral Agent by a parent holding company of the stock of a Real Estate Subsidiary that also secures a Qualified Real Estate Financing Facility to the extent such pledge in favor of the Notes Collateral Agent is prohibited by the terms of such Qualified Real Estate Financing Facility, if the Liens on such Collateral securing the ABL Obligations, the First Lien Obligations, the Remaining Safeway Notes and any other Second Lien Obligations are concurrently released;

(iv) in the case of a Guarantor that is released from its Guarantee with respect to the Securities pursuant to this Indenture, the release of the property and assets of such Guarantor;

(v) with the consent of the holders of at least 66.6% of the aggregate principal amount of the Securities then outstanding and affected thereby (including, without limitations, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Securities);

(vi) as described under Article 9;

(vii) to the extent required by the Intercreditor Agreements; or

(viii) to the extent constituting an Excluded Asset as a result of a transaction not prohibited by this Indenture.

(b) The Liens on the Collateral securing the Securities and the Guarantees also will be released

(i) upon payment in full of the principal of, together with accrued and unpaid interest on, the Securities and all other Obligations under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid; or

(ii) upon the exercise of a legal defeasance option or covenant defeasance option under this Indenture as described under Article 8.

(c) With respect to any release of Collateral, upon receipt of an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture and the Security Documents and the Intercreditor Agreements, as applicable, to such release have been met and that it is permitted for the Trustee or Notes Collateral Agent to execute and deliver the documents requested by the Issuers in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuers, the Trustee and the Notes Collateral Agent shall, execute, deliver or acknowledge (at the Issuers’ expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreements. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document or in the Intercreditor Agreements to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.

SECTION 11.03. Suits to Protect the Collateral. Subject to the provisions of Article 7 and the Security Documents and the Intercreditor Agreements, the Trustee may or may direct the Notes Collateral Agent to take all actions it determines in order to:

(a) enforce any of the terms of the Security Documents; and

(b) collect and receive any and all amounts payable in respect of the Second Lien Obligations hereunder.

Subject to the provisions of the Security Documents and the Intercreditor Agreements, the Trustee and the Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 11.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

SECTION 11.04. Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Second Lien Secured Parties distributed under the Security Documents, and to make further distributions of such funds to the Second Lien Secured Parties according to the provisions of the Security Documents.

SECTION 11.05. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Issuers or the applicable Guarantor to make any such sale or other transfer.

SECTION 11.06. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuers or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuers or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 11.07. Release Upon Termination of the Issuers’ Obligations. In the event that the Issuers deliver to the Trustee an Officers’ Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, the Securities and all other Obligations under this Indenture, the Securities, the Guarantees and the Security Documents that were due and payable at or prior to the time such principal, together with accrued and unpaid interest, were paid or (ii) the Issuers shall have exercised their legal defeasance option or their covenant defeasance option, in each case in compliance with the provisions of Article 8, and in each case, an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such notice by the Trustee have been satisfied, the Trustee and the Notes Collateral Agent shall deliver to the Issuers a release of Lien in the Collateral without recourse, representations or warranties and shall do or cause to be done (at the expense of the Issuers) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable.

SECTION 11.08. Notes Collateral Agent.

(a) The Issuers and each of the Holders by acceptance of the Securities hereby designates and appoints the Notes Collateral Agent as its agent under this Indenture, the Security Documents and the Intercreditor Agreements and the Issuers and each of the Holders by acceptance of the Securities hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Intercreditor Agreements and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Security Documents and the Intercreditor Agreements, and consents and agrees to the terms of the Intercreditor Agreements and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 11.08. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provisions of this Indenture, the Intercreditor Agreements and the Security Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreements, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents and the Intercreditor Agreements to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreements or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Notes Collateral Agent may perform any of its duties under this Indenture, the Security Documents or the Intercreditor Agreements by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon, any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care, but such receiver, agent, employee, attorney-in-fact or Related Person shall be liable to the Issuers for any losses caused by their negligence or misconduct.

(c) None of the Notes Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or the Intercreditor Agreements or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuers or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, the Security Documents or the Intercreditor Agreements, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Security Documents or the Intercreditor Agreements, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents or the Intercreditor Agreements, or for any failure of any Grantor or any other party to this Indenture, the Security Documents or the Intercreditor Agreements to perform its obligations hereunder or thereunder. None of the Trustee, the Notes Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents or the Intercreditor Agreements or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

(d) The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it in good faith to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuers or any other Grantor), independent accountants and other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the Intercreditor Agreements unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Except as otherwise provided in the Security Documents, the Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Security Documents or the Intercreditor Agreements in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Securities and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e) The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Trust Officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Issuers referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Securities (subject to this Section 11.08), subject to the terms of the Security Documents.

(f) The Notes Collateral Agent may resign at any time by notice to the Trustee and the Issuers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Issuers shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation, which date shall not be earlier than 10 Business Days following the date on which such notice is delivered to the Issuers), the Trustee, at the direction of the Holders of a majority of the aggregate principal amount of the Securities then outstanding, may appoint a successor collateral agent, subject to the consent of the Issuers (which consent shall not be unreasonably withheld and which shall not be required during a continuing payment or bankruptcy Event of Default). If no successor collateral agent is appointed and consented to by the Issuers pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 11.08 (and Section 7.07) shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(g) The Trustee shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreements, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h) The Trustee is authorized and directed to enter into, and comply with its obligations under, the Escrow Agreement. The Notes Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Intercreditor Agreements, (iii) make the representations of the Holders set forth in the Security Documents and Intercreditor Agreements, (iv) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreements and (v) perform and observe its obligations under the Security Documents and the Intercreditor Agreements.

(i) If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture, the Security Documents and the Intercreditor Agreements.

(j) The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Issuers, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(k) Neither the Trustee nor the Notes Collateral Agent shall have any obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreements other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Securities or as otherwise provided in the Security Documents.

(l) If the Issuers or any Guarantor (i) incurs any obligations in respect of First Lien Obligations, ABL Obligations or Second Lien Obligations at any time when no applicable intercreditor agreement is in effect or at any time when Indebtedness constituting First Lien Obligations, ABL Obligations or Second Lien Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Notes Collateral Agent an Officers’ Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the applicable Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Lien Obligations, ABL Obligations or Second Lien Obligations so incurred, together with an Opinion of Counsel, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuers, including legal fees and expenses of the Notes Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder; provided that neither an Officers’ Certificate nor an Opinion of Counsel shall be required in connection with the applicable Intercreditor Agreements to be entered into by the Notes Collateral Agent on the Initial Escrow Release Date.

(m) No provision of this Indenture, the Intercreditor Agreements or any Security Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Notes Collateral Agent) unless it shall have received indemnity satisfactory to the Notes Collateral Agent and the Trustee against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the Security Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Issuers or the Holders to be sufficient. The Notes Collateral Agent shall be entitled to the protections specified in clauses (i), (m) and (n) of this Section 7.03.

(n) The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreements and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Issuers (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith in reliance upon the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.

(o) Neither the Notes Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Notes Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(p) The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Issuers or any other Grantor under this Indenture, the Intercreditor Agreements and the Security Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Security Documents, the Intercreditor Agreements or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreements or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreements and any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Intercreditor Agreements and the Security Documents. The Notes Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreements and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreements and any Security Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreements and the Security Documents unless expressly set forth hereunder or thereunder. The Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture, the Security Documents and the Intercreditor Agreements.

(q) The parties hereto and the Holders hereby agree and acknowledge that neither the Notes Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements and the Security Documents, the Notes Collateral Agent or the Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent or the Trustee in the Collateral and that any such actions taken by the Notes Collateral Agent or the Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Notes Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Notes Collateral Agent’s or the Trustee’s sole discretion may cause the Notes Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, the Notes Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustee shall be liable to the Issuers, the Company, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Notes Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Notes Collateral Agent or the Trustee) other than the Issuers or the Guarantors, subject to the terms of the Security Documents, a majority in interest of Holders shall direct the Notes Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Notes Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

(r) Upon the receipt by the Notes Collateral Agent of a written request of the Issuers signed by an Officer (a “Security Document Order”), the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 11.08(r), and (ii) instruct the Notes Collateral Agent to execute and enter into such Security Document; provided that in no event shall the Notes Collateral Agent be required to enter into a Security Document that it determines adversely affects the Notes Collateral Agent in a commercially unreasonable manner (taking into account other security documents it has recently agreed to in similar secured notes transactions). Any such execution of a Security Document shall be at the direction and reasonable expense of the Issuers, upon delivery to the Notes Collateral Agent of an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent to execute such Security Documents.

(s) Subject to the provisions of the applicable Security Documents and the Intercreditor Agreements, each Holder, by acceptance of the Securities, agrees that the Notes Collateral Agent shall execute and deliver the Intercreditor Agreements and the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, except as otherwise provided in the Security Documents, the Notes Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreements or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Securities or the Trustee, as applicable.

(t) After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the Securities then outstanding, may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Intercreditor Agreements.

(u) The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents or the Intercreditor Agreements and to the extent not prohibited under the Intercreditor Agreements, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

(v) In each case that the Notes Collateral Agent may or is required hereunder or under any Security Document or any Intercreditor Agreement to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document or any Intercreditor Agreement, the Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Securities. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Securities. If the Notes Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Securities with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Securities, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(w) Notwithstanding anything to the contrary in this Indenture or in any Security Document or any Intercreditor Agreement, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Security Documents or the Intercreditor Agreements (including without limitation the filing or continuation of any Uniform Commercial Code financing or continuation statements or similar documents or instruments), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(x) Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuers or the Guarantors, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of this Section 11.08. The Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(y) Notwithstanding anything to the contrary contained herein but subject to the Security Documents, the Notes Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee solely with respect to the Security Documents and the Collateral.

(z) The Notes Collateral Agent, in executing and performing its duties under the Security Documents, shall be entitled to all of the rights, protections, immunities and indemnities granted to it hereunder.

ARTICLE 12

[RESERVED]

ARTICLE 13

MISCELLANEOUS

SECTION 13.01. [Reserved].

SECTION 13.02. Notices.

(a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Issuers or a Guarantor:

Albertson’s Holdings LLC

250 Parkcenter Blvd.

Boise, Idaho 83706

Facsimile: (208) 395-6349

Attention: Chief Financial Officer

with a copy to:

Albertson’s Holdings LLC

250 Parkcenter Blvd.

Boise, Idaho 83706

Facsimile: (208) 395-6349

Attention: General Counsel

if to the Trustee:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Facsimile: 612-217-5651

Attn: Albertson’s Administration

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository for such Security (or its designee), pursuant to the customary procedures of such Depository.

SECTION 13.03. Communication by the Holders with Other Holders. The Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.

SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee or the Notes Collateral Agent to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee or the Notes Collateral Agent, as applicable, at the request of the Trustee:

(a) an Officers’ Certificate in form reasonably satisfactory to the Trustee or the Notes Collateral Agent, as applicable, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee or the Notes Collateral Agent, as applicable, stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by any Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with any Issuer or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 13.08. Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 13.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.10. No Recourse Against Others. No director, officer, employee, incorporator or holder of any equity interests in any Issuer or of any Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability.

SECTION 13.11. Successors. All agreements of the Issuers and each Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.14. Indenture Controls. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 13.15. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 13.16. Waiver of Jury Trial. EACH OF THE ISSUERS, THE GUARANTORS, THE TRUSTEE, THE PAYING AGENT, THE REGISTRAR AND THE NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ALBERTSON’S HOLDINGS LLC

By:	/s/ Robert B. Dimond
	Name:	Robert B. Dimond
	Title:	Chief Financial Officer

SATURN ACQUISITION MERGER SUB, INC.

By:	/s/ Paul Rowan
	Name:	Paul Rowan
	Title:	Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Hallie E. Field
	Name:	Hallie E. Field
	Title:	Banking Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent

By:	/s/ Hallie E. Field
	Name:	Hallie E. Field
	Title:	Banking Officer

APPENDIX A

PROVISIONS RELATING TO SECURITIES

1.	Definitions.

1.1	Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Definitive Security” means a certificated Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depository” means, with respect to the Securities, The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Global Securities Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Period,” with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuers to the Trustee, and (b) the Issue Date, and with respect to any Additional Securities that are Transfer Restricted Definitive Securities, it means the comparable period of 40 consecutive days.

“Restricted Securities Legend” means the legend set forth in Section 2.2(f)(i) of this Appendix A.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Transfer Restricted Definitive Securities” means Definitive Securities and any other Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Transfer Restricted Global Securities” means Global Securities bearing the Restricted Securities Legend.

“Unrestricted Definitive Security” means Definitive Securities and any other Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

“Unrestricted Global Security” means a Global Security that does not bear the Restricted Securities Legend.

1.2	Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(b)
“Global Securities”	2.1(b)
“Regulation S Global Securities”	2.1(b)
“Rule 144A Global Securities”	2.1(b)

2.	The Securities.

2.1	Form and Dating; Global Securities.

(a) The Securities issued on the date hereof will be (i) offered and sold by the Issuers pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Issuers from time to time pursuant to one or more purchase agreements in accordance with applicable law.

(b) Global Securities. (i) Rule 144A Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Rule 144A Global Securities”). Regulation S Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Regulation S Global Securities”). The term “Global Securities” means, collectively, the Rule 144A Global Securities and the Regulation S Global Securities. The Global Securities shall bear the Global Security Legend. The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Securities Legend.

Members of, or direct or indirect participants in, the Depository, Euroclear or Clearstream (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or under the Global Securities. The Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository, Euroclear or Clearstream, as the case may be, and their respective Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(ii) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only in accordance with the applicable rules and procedures of the Depository, Euroclear or Clearstream, as the case may be, and the provisions of Section 2.2 of this Appendix A. In addition, a Global Security shall be exchangeable for Definitive Securities if (i) the Depository (x) notifies the Issuers that it is unwilling or unable to continue as depository for such Global Security and the Issuers thereupon fail to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, or (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Depository or the Issuers request the issuance of such Definitive Securities. In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested in writing by or on behalf of the Depository, in accordance with its customary procedures.

(iii) In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(iv) Any Transfer Restricted Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.2 of this Appendix A shall, except as otherwise provided in Section 2.2 of this Appendix A, bear the Restricted Securities Legend.

(v) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Security may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2 of this Appendix A.

(vi) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.2	Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except as set forth in Section 2.1(b) of this Appendix A. Global Securities will not be exchanged by the Issuers for Definitive Securities except under the circumstances described in Section 2.1(b)(ii) of this Appendix A. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of this Indenture. Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.2(b) or 2.2(g) of this Appendix A.

(b) Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Transfer Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.2(b)(i) of this Appendix A, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase; provided that in no event shall a beneficial interest in a Global Security be credited, or an Unrestricted Definitive Security be issued, to a Person who is an affiliate (as defined in Rule 144 under the Securities Act) of the Issuers. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(g) of this Appendix A.

(iii) Transfer of Beneficial Interests to Another Transfer Restricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Security if the transfer complies with the requirements of Section 2.2(b)(ii) of this Appendix A and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.

(iv) Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in a Transfer

Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) of this Appendix A and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or

(B) if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security, and, in each such case, if the Issuers so request or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Transfer Restricted Global Security. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.

(c) Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(b)(ii) of this Appendix A. A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(b)(ii) of this Appendix A.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i) Transfer Restricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities. If any Holder of a Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security or to transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;

(B) if such Transfer Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(C) if such Transfer Restricted Definitive Security is being transferred to a non-U.S. person (as defined in Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(D) if such Transfer Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(E) if such Transfer Restricted Definitive Security is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form attached to the applicable Security, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F) if such Transfer Restricted Definitive Security is being transferred to the Issuers or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Security;

the Trustee shall cancel the Transfer Restricted Definitive Security, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Security.

(ii) Transfer Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Transfer Restricted Definitive Security may exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A) if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or

(B) if the Holder of such Transfer Restricted Definitive Security proposes to transfer such Transfer Restricted Definitive Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuers so request or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Definitive Securities transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i) Transfer Restricted Definitive Securities to Transfer Restricted Definitive Securities. A Transfer Restricted Definitive Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Security if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Security;

(D) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Security; and

(E) if such transfer will be made to the Issuers or a Subsidiary thereof, a certificate in the form attached to the applicable Security.

(ii) Transfer Restricted Definitive Securities to Unrestricted Definitive Securities. Any Transfer Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:

(1) if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or

(2) if the Holder of such Transfer Restricted Definitive Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuers so request, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Security pursuant to the instructions from the Holder thereof.

(iv) Unrestricted Definitive Securities to Transfer Restricted Definitive Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Security.

At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository, at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository, at the direction of the Trustee to reflect such increase.

(f) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH,

ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.”

Each Regulation S Security that is a Temporary Security issued pursuant to Section 2.10 shall bear a legend in substantially in the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL SECURITY THAT IS A TEMPORARY SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITY, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

Each Definitive Security shall bear the following additional legends:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Each Security issued hereunder that has more than a de minimis amount of original issue discount for U.S. Federal Income Tax purposes shall bear a legend in substantially the following form:

“THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. TO OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH SECURITIES, A HOLDER MAY SUBMIT WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUERS AT THE FOLLOWING ADDRESS: ALBERTSON’S HOLDINGS LLC, 250 PARKCENTER BLVD., BOISE, IDAHO 83706, ATTENTION: [GENERAL COUNSEL].”

(ii) Upon any sale or transfer of a Transfer Restricted Definitive Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Definitive Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii) [Reserved].

(iv) [Reserved].

(v) Upon a sale or transfer after the expiration of the Restricted Period of any Security acquired pursuant to Regulation S, all requirements that such Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Security be issued in global form shall continue to apply.

(vi) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(g) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository, at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository, at the direction of the Trustee to reflect such increase.

(h) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute, and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Security, the Issuers, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(i) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j) [INTENTIONALLY OMITTED].

(k) Transfers of Securities Held by Affiliates. Notwithstanding anything to the contrary in this Section 2.2, any certificate (i) evidencing a Security that has been transferred to an affiliate (as defined in Rule 405 of the Securities Act) of any Issuer, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, or (ii) evidencing a Security that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, shall, until one year after the last date on which either any Issuer or any affiliate of any Issuer was an owner of such Security, in each case, be in the form of a permanent Definitive Security and bear the Restricted Securities Legend subject to the restrictions in this Section 2.2. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.2(k). The Issuers, at their sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable advance written notice to the Trustee.

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING

OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

[Temporary Regulation S Security Legend]

THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL SECURITY THAT IS A TEMPORARY SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITY, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

[OID Legend]

THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. TO OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH SECURITIES, A HOLDER MAY SUBMIT WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUERS AT THE FOLLOWING ADDRESS: ALBERTSON’S HOLDINGS LLC, 250 PARKCENTER BLVD., BOISE, IDAHO 83706, ATTENTION: [GENERAL COUNSEL].

Each Definitive Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF SECURITY]

No.	$

7.750% Senior Secured Note due 2022

CUSIP No. [144A: [ ] / Reg S: [ ]]
ISIN No. [144A: [ ] / Reg S: [ ]]

ALBERTSON’S HOLDINGS LLC, a Delaware limited liability company and SATURN ACQUISITION MERGER SUB, INC., a Delaware corporation, promise to pay to [                    ], or registered assigns, the principal sum of          Dollars [or such greater or lesser amount as is indicated on the Schedule of Increases or Decreases in Global Security attached hereto]* on October 15, 2022.

Interest Payment Dates: April 15 and October 15.

Record Dates: April 1 and October 1.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed.

ALBERTSON’S HOLDINGS LLC

By:
Name:
Title:

SATURN ACQUISITION MERGER SUB, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

*/	If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

[FORM OF REVERSE SIDE OF SECURITY]

7.750% Senior Secured Note due 2022

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	Interest

ALBERTSON’S HOLDINGS LLC, a Delaware limited liability company, and SATURN ACQUISITION MERGER SUB, INC., a Delaware corporation, promise to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuers shall pay interest semiannually on April 15 and October 15 of each year, commencing April 15, 2015.a Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from October 23, 2014a until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuers will make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuers, payment of interest may be made by sending a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, Wilmington Trust, National Association (the “Trustee”) will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent or Registrar without notice. The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

[a]	With respect to Securities issued on the Issue Date.

4.	Indenture

The Issuers issued the Securities under an Indenture dated as of October 23, 2014 (the “Indenture”), among the Issuers, the Guarantors, the Trustee and the Notes Collateral Agent. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture for a statement of such terms and provisions. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Securities are senior secured obligations of the Issuers. This Security is one of the Securities referred to in the Indenture. On and after the Initial Escrow Release Date, the Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Company and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture.

5.	Optional Redemption

Except as set forth in the following two paragraphs, the Securities shall not be redeemable at the option of the Company prior to October 15, 2017. Thereafter, the Securities shall be redeemable at the option of the Issuers, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Year	Redemption Price

2017	105.813%
2018	103.875%
2019	101.938%
2020 and thereafter	100.000%

In addition, at any time prior to October 15, 2017, the Issuers may redeem the Securities at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to October 15, 2017, the Issuers may redeem in the aggregate up to 40% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities but excluding any Securities redeemed pursuant to the Safeway Notes Special Mandatory Redemption, the Safeway Series Change of Control Tender Offer Redemption or the Safeway Series Amendment Redemption) with the net cash proceeds of one or more Equity Offerings (1) by the Company or (2) by any direct or indirect parent of the Company, in each case, to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from it, at a redemption price (expressed as a percentage of principal amount thereof) equal to 107.750% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities but excluding any Securities redeemed pursuant to the Safeway Notes Special Mandatory Redemption, the Safeway Series Change of Control Tender Offer Redemption or the Safeway Series Amendment Redemption) must remain outstanding after each such redemption; and provided, further, that such redemption shall occur within 180 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each Holder of Securities being redeemed or otherwise in accordance with the procedures of the Depository and otherwise in accordance with the procedures set forth in the Indenture.

In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the stated redemption date, or by the redemption date as so delayed.

Notice of any redemption in respect of an Equity Offering may be given prior to the completion thereof.

6.	Mandatory Redemption and Sinking Fund

The Securities are subject to mandatory redemption as further described in Sections 3.09, 3.10, 3.11 and 3.12 of the Indenture. The Securities are not subject to any sinking fund.

7.	Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his, her or its registered address or otherwise in accordance with the procedures of The Depository Trust Company. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 to the extent practicable. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.	Repurchase of Securities at the Option of Holders upon Change of Control and Asset Sales

Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuers to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Issuers will be required to offer to purchase Securities upon the occurrence of certain events.

9.	Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10.	Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuers at their written request. After any such payment, the Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

12.	Discharge and Defeasance

Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on, the Securities to redemption or maturity, as the case may be.

13.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (voting as a single class) and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuers and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, mistake, defect, error or inconsistency; (ii) to provide for uncertificated Securities of such series in addition to or in place of certificated Securities; (iii) to comply with Article 5 of the Indenture; (iv) to provide for the assumption of the Issuers’ or any Guarantor’s obligations to the Holders; (v) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights of any such Holder under the Indenture; (vi) to add covenants for the benefit of the Holders or to surrender any right or power under the Indenture conferred upon the Issuers or any Guarantor; (vii) to provide for the issuance of Additional Securities; (viii) to evidence and provide for the acceptance and appointment hereunder of a successor Trustee pursuant to the requirements of the Indenture; (ix) to add a Guarantor or a co-obligor of the Securities under the Indenture or to release any such Guarantor or a Guarantee if at the time of such release such Guarantor is not otherwise required to be a Guarantor; (x) to conform the text of the Indenture, the Security Documents, the Intercreditor Agreements, Guarantees or this Security to any provision of the “Description of Secured Notes” section of the Offering Memorandum as evidenced by an Officers’ Certificate of the Company; (xi) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Securities, as additional security for the payment and performance of all or any portion of the Obligations; (xii) to release Collateral from the Lien granted by the Indenture and the Security Documents or to release Guarantors when permitted or required by the Security Documents or the Indenture, in each case, in accordance with the Indenture; or (xiii) to add replacement ABL Obligations, Additional First Lien Obligations or Additional Second Lien Obligations under the Intercreditor Agreements.

14.	Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 30% in principal amount of the outstanding Securities, in each case, by notice to the Issuers, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or Co-Issuer occurs, the principal of, premium, if any, and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) the Holders of at least 30% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a written direction inconsistent with such request prior to the expiration of such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.	Trustee Dealings with the Issuers

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in any Issuer or any Guarantor, or any direct or indirect parent of the Company, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability.

17.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.	CUSIP Numbers, ISINs and Common Codes

The Issuers have caused CUSIP numbers and ISINs to be printed on the Securities and have directed the Trustee to use CUSIP numbers and ISINs. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Date:
	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $         principal amount of Securities held in (check applicable space)              book-entry or              definitive form by the undersigned.

The undersigned:

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); and

check the following, if applicable:

☐	is an affiliate of the Issuers as contemplated in Section 2.2(k) of Appendix A to the Indenture; or

☐	is exchanging this Security in connection with an expected transfer to an affiliate of the Issuers as contemplated in Section 2.2(k) of Appendix A to the Indenture.

☐	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities; and

check the following, if applicable:

☐	is an affiliate of the Issuers as contemplated in Section 2.2(k) of Appendix A to the Indenture; or

☐	the transferee is an affiliate of the Issuers as contemplated in Section 2.2(k) of Appendix A to the Indenture.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuers, any Parent of an Issuer or any Subsidiary of an Issuer; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Date:
Your Signature

Signature Guarantee:

Date:
	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is set forth on the face hereof. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the applicable box:

Asset Sale ☐	Change of Control ☐

If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B

Form of

Transferee Letter of Representation

Albertson’s Holdings LLC

Saturn Acquisition Merger Sub, Inc.

c/o Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[            ] principal amount of the 7.750% Senior Secured Notes due 2022 (the “Securities”) of ALBERTSON’S HOLDINGS LLC (the “Company”) and SATURN ACQUISITION MERGER SUB, INC. (“Merger Sub” and together with the Company, the “Issuers”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which any Issuer or any affiliate of any Issuer was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuers, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being

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made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuers and the Trustee.

Dated:	TRANSFEREE:	,

by

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EXHIBIT C

[FORM OF INITIAL ESCROW RELEASE DATE SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [                    ], among SAFEWAY INC., a Delaware corporation (“Safeway”), ALBERTSON’S HOLDINGS LLC (or its successor), a Delaware limited liability company (the “Company”), each of the other parties that are signatories hereto as Guarantors (collectively, the “Guarantors”), and WILMINGTON TRUST, NATIONAL ASSOCIATION as trustee under the Indenture referred to below (the “Trustee”) and as collateral agent under the Indenture referred to below (the “Notes Collateral Agent”).

W I T N E S S E T H:

WHEREAS the Company, Saturn Acquisition Merger Sub, Inc., a Delaware corporation (“Merger Sub” and, together with the Company, the “Issuers”), have heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of October 23, 2014, providing for the issuance of 7.750% Senior Secured Notes due 2022 (the “Securities”) by the Issuers, initially in the aggregate principal amount of $1,145,000,000;

WHEREAS, substantially concurrently with the closing of the Safeway Acquisition, Merger Sub was merged with and into Safeway, with Safeway surviving such merger as a Wholly Owned Subsidiary of the Company;

WHEREAS, each of the Guarantors is a direct or indirect Wholly Owned Subsidiary of the Company;

WHEREAS Section 4.11 of the Indenture provides that upon the Initial Escrow Release Effective Date, the Issuers are required to cause the Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which (i) Safeway shall unconditionally assume Merger Sub’s Obligations under the Securities and the Indenture and (ii) the Guarantors shall unconditionally guarantee, on a joint and several basis, all of the Issuers’ obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Safeway, the Guarantors, the Company, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Assume Obligations. Safeway hereby agrees to unconditionally assume Merger Sub’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all of the obligations and agreements of Merger Sub under the Indenture. For the avoidance of doubt, from the date hereof, the “Issuers” shall refer to the Company and Safeway (together with any of their permitted successors and assigns).

3. Agreement to Guarantee. Each Guarantor hereby agrees, jointly and severally, to unconditionally guarantee the Issuers’ obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Notices. All notices or other communications to the Guarantors shall be given as provided in Section 13.02 of the Indenture.

6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Trustee Makes No Representation. The Trustee makes no representation as to the recitals or the validity or sufficiency of this Supplemental Indenture.

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ALBERTSON’S HOLDINGS LLC

By:
Name:
Title:

SAFEWAY INC.

By:
Name:
Title:

[GUARANTORS]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE AND NOTES COLLATERAL AGENT

By:
Name:
Title:

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [                    ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of ALBERTSON’S HOLDINGS LLC, a Delaware limited liability company (the “Company”), the Company, the Co-Issuer (as defined in the Indenture referred to herein) and WILMINGTON TRUST, NATIONAL ASSOCIATION as trustee under the Indenture referred to below (the “Trustee”) and as collateral agent under the Indenture referred to below (the “Notes Collateral Agent”).

W I T N E S S E T H:

WHEREAS the Company, the Co-Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of October 23, 2014, providing for the issuance of 7.750% Senior Secured Notes due 2022 (the “Securities”), initially in the aggregate principal amount of $1,145,000,000;

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuers are required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuers’ obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

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4. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 13.02 of the Indenture.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee makes no representation as to the recitals or the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

ALBERTSON’S HOLDINGS LLC

By:
Name:
Title:

SAFEWAY INC.

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE AND NOTES COLLATERAL AGENT

By:
Name:
Title:

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